UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

(AMENDMENT NO.     )

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☐	Soliciting Material Pursuant to Section 240.14a-12

BANKFINANCIAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

(NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

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April 15, 2021

Dear Fellow Stockholder:

On behalf of the Board of Directors of BankFinancial Corporation (the “Company”), I cordially invite you to attend our 2021 Annual Meeting of Stockholders.  The meeting will be held at the Drake Hotel Oak Brook, 2301 York Road, Oak Brook, Illinois, on Friday, May 28, 2021, at 11:00 A.M., Chicago, Illinois Time.

At the Annual Meeting, our stockholders will vote on the election of two directors, the ratification of the engagement of RSM US LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2021, and an advisory, non-binding resolution to approve our executive compensation.

The Board of Directors, acting on the recommendations of the Corporate Governance and Nominating Committee, has nominated incumbent Cassandra J. Francis and Terry R. Wells to serve as directors of the Company for three-year terms.

The Board of Directors recommends that you vote your shares as follows: FOR the election of our two director nominees; FOR the ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2021; and FOR the approval on an advisory, non-binding basis of our executive compensation.

We are using the “Notice and Access” method of providing proxy materials to you via the Internet in accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”). We believe that this process should provide you with a convenient and quick way to access your proxy materials and vote your shares, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials. On or about April 15, 2021, we will mail to our stockholders a Stockholder Meeting Notice (the “Meeting Notice”) containing instructions on how to access our Proxy Statement and 2020 Annual Report, and how to vote your shares. The Meeting Notice will also contain instructions on how you may receive, if you wish, a paper copy of your proxy materials.

By voting your shares promptly, you will help us reduce the time and expense of soliciting proxies, and you will also ensure that your shares are represented at the Annual Meeting.

Thank you in advance for your attention to this important matter. We are most appreciative of your continued interest and support as stockholders of the Company and as valued customers of BankFinancial, NA.

Very truly yours,

F. Morgan Gasior Chairman and Chief Executive Officer

BANKFINANCIAL CORPORATION

60 North Frontage Road

Burr Ridge, Illinois 60527

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On Friday, May 28, 2021

To the Stockholders of BankFinancial Corporation:

Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of BankFinancial Corporation will be held at the Drake Hotel Oak Brook, 2301 York Road, Oak Brook, Illinois, on Friday, May 28, 2021, at 11:00 A.M., Chicago, Illinois Time, and any adjournments or postponements thereof.

The purpose of the Annual Meeting is to consider and act upon the following, as described more fully in the Company’s Proxy Statement:

1.	To elect two directors for a three-year term and until their successors is duly elected and qualify;

2.	To ratify the engagement of RSM US LLP as the independent registered public accounting firm of BankFinancial Corporation for the year ending December 31, 2021;

3.	To consider an advisory, non-binding resolution to approve our executive compensation; and

4.

To transact such other business as may properly come before the Annual Meeting, or any adjournments or postponements thereof; the Board of Directors and management are not aware of any such other business.

The Board of Directors has fixed the close of business on April 1, 2021 as the voting record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. Only those stockholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting or any such adjournments or postponements. In the event that there are not sufficient votes to establish a quorum or to approve the foregoing proposals at the Annual Meeting, the meeting may be adjourned or postponed in order to permit the further solicitation of proxies. Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on the date or dates to which the Annual Meeting may be adjourned or postponed.

By Order of the Board of Directors

James J. Brennan
Secretary

Burr Ridge, Illinois

April 15, 2021

Important Notice Regarding the Availability of Proxy Materials for the 2021 Annual Meeting

Our Proxy Statement for the 2021 Annual Meeting, the accompanying form of proxy and our 2020 Annual Report are available online at www.envisionreports.com/BFIN.

2021 PROXY STATEMENT

PROXY STATEMENT

BankFinancial Corporation

60 North Frontage Road

Burr Ridge, Illinois 60527

ANNUAL MEETING OF STOCKHOLDERS

Friday, May 28, 2021

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of BankFinancial Corporation of proxies to be voted at the Annual Meeting of Stockholders (the “Annual Meeting”) that will be held at the Drake Hotel Oak Brook, 2301 York Road, Oak Brook, Illinois, on Friday, May 28, 2021, at 11:00 A.M., Chicago, Illinois Time, and any adjournments or postponements thereof.

This Proxy Statement and the accompanying Notice of Annual Meeting and proxy card are first being made available to the stockholders of BankFinancial Corporation on or about April 15, 2021. Whether or not you plan to attend the Annual Meeting, please read this Proxy Statement and authorize the voting of your shares by proxy by following the proxy authorization instructions appearing on the proxy card and discussed below under “Voting and Related Matters — How do I vote?”

An Annual Report for the year ended December 31, 2020, which contains audited consolidated financial statements and other information pertaining to BankFinancial Corporation, accompanies this Proxy Statement.

THE COMPANY

BankFinancial Corporation, a Maryland corporation headquartered in Burr Ridge, Illinois, became the owner of all of the issued and outstanding capital stock of BankFinancial, NA, formerly known an BankFinancial, F.S.B. (each referred to herein as the “Bank”) on June 23, 2005, when it consummated a plan of conversion and reorganization that the Bank and its predecessor holding companies, BankFinancial MHC, Inc. (“BankFinancial MHC”) and BankFinancial Corporation, a federal corporation, adopted on August 25, 2004. BankFinancial Corporation, the Maryland corporation, was organized in 2004 to facilitate the mutual-to-stock conversion, and to become the holding company for the Bank upon the completion of the mutual-to-stock conversion.

VOTING AND RELATED MATTERS

The following is information regarding the Annual Meeting and the voting process.

Why am I receiving this Proxy Statement?

Our Board of Directors has made these materials available to you on the Internet or has delivered printed versions of these materials to you by mail pursuant to your request in connection with the Board of Directors’ solicitation of proxies for use at our Annual Meeting. As a stockholder, you are invited to attend the Annual Meeting and are requested to vote on the items of business described in this Proxy Statement.

You are receiving this Proxy Statement from us because at the close of business on April 1, 2021, the record date for the Annual Meeting, you owned shares of our common stock, par value $0.01, either directly or through a broker. This Proxy Statement describes the matters that will be presented for consideration by our stockholders at the Annual Meeting. It also gives you information concerning the items of business to be considered at the Annual Meeting to assist you in making an informed voting decision.

When you vote your shares, you appoint the proxy holder as your representative at the Annual Meeting. The proxy holder will vote your shares as you have instructed, thereby ensuring that your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, please vote your shares in advance of the Annual Meeting in case your plans change.

If you have voted your shares and an issue comes up for a vote at the Annual Meeting that is not identified on the proxy card, the proxy holder will vote your shares, pursuant to your proxy, in accordance with his or her discretion.

What matters will be voted on at the Annual Meeting?

You are being asked to vote on the election of our two director nominees; the ratification of the engagement of RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2021; and an advisory, non-binding resolution to approve our executive compensation. These matters are more fully described in this Proxy Statement.

How do I vote?

Stockholders who own their shares in their name may vote in person at the Annual Meeting by filling out a ballot or may authorize a proxy to vote on his or her behalf. There are three ways to authorize a proxy:

1.	Internet: You may access the proxy materials on the Internet at www.envisionreports.com/BFIN and follow the instructions on the proxy card or on the Meeting Notice.

2.	Telephone: You may call, toll-free, 1-800-652-VOTE (8683) and follow the instructions provided by the recorded message.

3.	Mail: If you received your proxy materials by mail, you may vote by signing, dating and mailing the enclosed proxy card in the postage paid envelope provided.

You may use the Internet or telephone to submit your proxy until 1:00 a.m., Chicago, Illinois Time on the morning of the Annual Meeting, Friday, May 28, 2021.

Stockholders who hold shares in “street name,” that is, through a broker, should instruct their broker to vote their shares by following the instructions provided by the broker. Your vote as a stockholder is important. Please vote as soon as possible to ensure that your vote is recorded. See “If I hold shares in the name of a broker, who votes my shares?” below.

What if I sign and date my proxy but do not provide voting instructions?

A proxy that is signed and dated, but which does not contain voting instructions will be voted as follows:

•	“FOR” the two director nominees named in this Proxy Statement;

•	“FOR” the ratification of the engagement of RSM US LLP; and

•	“FOR” the approval of the advisory, non-binding resolution to approve our executive compensation.

What does it mean if I receive multiple proxy materials?

It means that you have multiple holdings reflected in our stock transfer records and/or in accounts with stockbrokers. Please vote all shares. No proxy cards are duplicated.

If I hold shares in the name of a broker, who votes my shares?

If you received this Proxy Statement from your broker, your broker should have given you instructions for directing how your broker should vote your shares. It will then be your broker’s responsibility to vote your shares for you in the manner you direct.

Under the rules of various national and regional securities exchanges, brokers may generally vote on routine matters, such as the ratification of an independent registered public accounting firm, but cannot vote on non-routine matters such as the election of directors and advisory, non-binding votes on executive compensation unless they have received voting instructions from the person for whom they are holding shares. If your broker does not receive instructions from you on how to vote particular shares on matters on which your broker does not have discretionary authority to vote, your broker will return the proxy card to us, indicating that he or she does not have the authority to vote on these matters. This is generally referred to as a “broker non-vote.” At the Annual Meeting, broker non-votes will not affect the outcome of the voting, as described below under “How many votes are needed for each proposal?” We encourage you to provide directions to your broker as to how you want your shares voted on the matters to be brought before the Annual Meeting. You should do this by carefully following the instructions your broker gives you concerning its procedures so that your shares will be voted at the Annual Meeting.

What if I change my mind after I vote my shares?

If you hold your shares in your own name, you may revoke your proxy and change your vote by:

•	following the instructions for telephone or Internet voting appearing on your proxy card;
•

signing another proxy card with a later date and returning the new proxy card by mail to our stock transfer agent and registrar, Computershare Trust Company, N.A., or by sending it to us to the attention of the Secretary of the Company, provided that the new proxy card is actually received by the Secretary before the polls close at the Annual Meeting;

•

sending notice addressed to the attention of the Secretary of the Company that you are revoking your proxy, provided that the notice is actually received by the Secretary before the polls close at the Annual Meeting; or

•	voting electronically at the Annual Meeting in accordance with the established voting rules and procedures.

If you hold your shares in the name of a broker and desire to revoke your proxy, you will need to contact your broker to revoke your proxy.

Please mail any new proxy cards to Proxy Services, in care of Computershare Investor Services, at P.O. Box 505008, Louisville, Kentucky 40233-9814. You may send the notice described above or new proxy card to us as follows: BankFinancial Corporation, 60 North Frontage Road, Burr Ridge, Illinois 60527, Attention: James J. Brennan, Secretary.

How are proxy materials delivered?

BankFinancial controls its costs for the Annual Meeting by following SEC rules that allow for the delivery of proxy materials to the Company’s stockholders via Notice and Access, which delivers materials through the Internet. In addition to reducing the amount of paper used in producing these materials, this method lowers the costs associated with mailing the proxy materials to stockholders. Stockholders who own shares directly and not through a broker will have a Meeting Notice delivered directly to their mailing address. Stockholders whose shares are held in the name of a broker should have a Meeting Notice forwarded to them by the broker that holds the shares. Stockholders who have requested paper copies of the proxy materials will receive this Proxy Statement, the 2020 Annual Report and a proxy card by mail.

If you received only a Meeting Notice by mail, you will not receive a printed copy of the proxy material unless you request a copy by following the instructions on the notice. The Meeting Notice also contains instructions for accessing and reviewing the proxy materials over the Internet and provides directions for submitting your vote over the Internet.

How do I request a paper copy of the proxy materials?

You may request a paper copy of the proxy materials by following the instructions below. You will be asked to provide your 15-digit control number located on your Meeting Notice.

1.	Call the toll-free telephone number 1-866-641-4276 and follow the instructions provided, or

2.	Access the website at www.envisionreports.com/BFIN and follow the instructions provided, or

3.

Send an email to investorvote@computershare.com with “Proxy Materials BankFinancial Corporation” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on your Meeting Notice, and state in the email that you want a paper copy of current meeting materials.

Please make your request for a copy on or before May 15, 2021 to facilitate timely delivery before the Annual Meeting.

Stockholders who hold shares in “street name,” that is, through a broker, should request copies of the proxy materials by following the instructions provided by the broker.

How many votes do we need to hold the Annual Meeting?

A majority of the shares that are outstanding and entitled to vote as of the record date must be present or by proxy at the Annual Meeting in order for us to hold the Annual Meeting and conduct business. Abstentions and broker non-votes are considered present at the Annual Meeting and are counted in determining whether or not a quorum is present.

Shares are counted as present at the Annual Meeting if the stockholder either:

•	is present online and votes at the Annual Meeting; or
•	has properly submitted a signed proxy form or other proxy (including a broker non-vote).

At the close of business on April 1, 2021, the record date, there were 14,623,659 shares of our common stock, par value $0.01, issued and outstanding. Therefore, at least 7,311,830 shares need to be present at the Annual Meeting online or by proxy in order for us to hold the Annual Meeting and conduct business.

What happens if the nominee is unable to stand for election?

The Board of Directors may, by resolution, provide for a lesser number of directors or designate a substitute nominee. In the latter case, shares represented by proxies may be voted for the substitute nominee designated by the Board of Directors. Proxies cannot be voted for more than two nominees.  We have no reason to believe that any nominee will be unable to stand for election.

What options do I have in voting on each of the proposals?

Election of Directors (Proposal 1). You may mark the “FOR” box on your proxy card to vote for all director nominees, mark the “FOR ALL EXCEPT” box on your proxy card to vote for all nominees other than any nominee that you specify on your proxy card, or mark the “WITHHOLD” box to withhold your vote for all director nominees.

Ratification of Independent Registered Public Accounting Firm (Proposal 2). You may mark either the “FOR”, “AGAINST”, or “ABSTAIN” box with respect to the ratification of the engagement of RSM US LLP.

Advisory, Non-Binding Vote on Executive Compensation (Say-On-Pay) (Proposal 3). You may mark either the “FOR”, “AGAINST”, or “ABSTAIN” box with respect to the compensation of the Company’s named executive officers. While this vote is required by law, it will neither be binding on the Company or its Board of Directors, nor will it create or imply any change in the fiduciary duties of or impose any additional fiduciary duties on the Company or its Board of Directors.

Where no instructions are indicated, validly executed proxies will be voted “FOR” the election of the two director nominees, “FOR” the ratification of the engagement of RSM US LLP, and “FOR” the approval of the compensation of the Company’s named executive officers.

How many votes may I cast?

Generally, you are entitled to cast one vote for each share of stock you owned on the record date. The proxy card included with this Proxy Statement indicates the number of shares owned by an account attributable to you.

Are there any limits on the voting of shares?

As provided in Section F of Article 6 of our Charter, record holders of common stock that is beneficially owned by a person who beneficially owns in excess of 10% of the outstanding shares of our common stock are not entitled to vote any shares held in excess of this 10% limit. Subject to certain exceptions, a person is deemed to beneficially own shares owned by an affiliate of, as well as by persons acting in concert with, such person. Our Board of Directors is authorized to construe and apply the provisions of Section F of Article 6 of the Charter, and to make all determinations it deems necessary or desirable to implement them, including determining the number of shares beneficially owned by any person and whether a person is an affiliate of or has an arrangement or agreement with another person. Further, the Board of Directors is authorized to demand certain information from any person who is reasonably believed to beneficially own stock in excess of the 10% limit and reimbursement for all expenses incurred by us in connection with an investigation conducted by the Board of Directors pursuant to the provisions of Section F of Article 6 of the Charter.

How many votes are needed for each proposal?

The two director nominees receiving the highest number of votes cast “FOR” their election will be elected as directors, without regard to shares as to which the “FOR ALL EXCEPT” or “WITHHOLD” box has been selected on the proxy card.

The ratification of the engagement of RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2021 will require the affirmative vote of a majority of the votes cast at the Annual Meeting, electronically or by proxy, without regard to either broker non-votes or shares as to which the “ABSTAIN” box has been selected on the proxy card.

The approval of the advisory, non-binding vote on executive compensation will require the affirmative vote of a majority of the votes cast at the Annual Meeting, without regard to either broker non-votes or shares as to which the “ABSTAIN” box has been selected on the proxy card. While this vote is required by law, it will neither be binding on the Company or its Board of Directors, nor will it create or imply any change in the fiduciary duties of or impose any additional fiduciary duties on the Company or its Board of Directors.

Shares represented by broker non-votes and abstentions are considered present at the Annual Meeting for the purposes of determining whether or not a quorum is present, but such shares are not considered votes cast and will have no effect on the outcome of the election of directors, the ratification of the engagement of RSM US LLP and the advisory, non-binding resolution to approve our executive compensation.

Where do I find the voting results of the Annual Meeting?

We intend to announce voting results at the Annual Meeting or at any postponements or adjournments thereof. The voting results will also be disclosed in a Current Report on Form 8-K that we will file with the SEC.

How does the Board recommend that I vote?

The Board of Directors recommends that you vote “FOR” the election of the two director nominees, “FOR” the ratification of the engagement of RSM US LLP, and “FOR” the approval of the compensation of the Company’s named executive officers.

Who do I call if I have any questions?

If you have any questions or need assistance in submitting your proxy, voting your shares or need paper copies of the proxy materials, free of charge, please contact Computershare, toll-free, at 1-800-816-9078, or toll at 1-781-575-3120.

ELECTION OF DIRECTORS; INFORMATION WITH RESPECT TO DIRECTORS AND EXECUTIVE OFFICERS

There are seven members of the Board of Directors, which is divided into three classes. Director Thomas F. O’Neill is retiring, effective following the Annual Meeting.  The Board of Directors has determined to reduce the size of the board to six members, effective following the Annual Meeting. The bylaws of the Company establish the initial terms of office for each class of directors and provide that directors are elected for a term of office that will expire at the third succeeding Annual Meeting of Stockholders following their election, with each director to hold office until his or her successor is duly elected and qualifies.

At the Annual Meeting, the stockholders of the Company will be requested to elect one class of directors consisting of two directors. The Corporate Governance and Nominating Committee of the Board of Directors has recommended, and the Board of Directors has nominated, Cassandra J. Francis and Terry R. Wells for election as directors in this class of directors for a term of office that will expire at the Annual Meeting of Stockholders in 2024 and until their successors are duly elected and qualify.

The proxies solicited on behalf of the Board of Directors will be voted at the Annual Meeting “FOR” the election of the above two director nominees as director, provided that your proxy will not be voted in favor of any nominee for which your proxy vote has been withheld. If a nominee is unable or unwilling to stand for election at the time of the Annual Meeting, the shares represented by all such proxies will be voted for the election of such replacement nominee as the Board of Directors, acting on the recommendation of the Corporate Governance and Nominating Committee, may designate. At this time, the Board of Directors knows of no reason why the nominees might be unable or unwilling to stand for election as a director, or to serve as a director if elected.

The following table sets forth certain information regarding the nominees and other members of the Board of Directors, including their years of service and terms of office. Except as indicated elsewhere in the Proxy Statement, there are no arrangements or understandings between any of the directors or the nominees and any other person pursuant to which such directors or the nominees were selected.

		Director	Term of Class
Name	Position(s) Held in the Company	Since (1)	to Expire
NOMINEES
Cassandra J. Francis	Director	2006	2024
Terry R. Wells	Director	1994	2024
CONTINUING DIRECTORS
John M. Hausmann, C.P.A.	Director	1990	2022
Glen R. Wherfel, C.P.A.	Director	2001	2022
F. Morgan Gasior	Chairman of the Board, Chief Executive Officer and President	1983	2023
Debra R. Zukonik	Director	2020	2023

(1)

Denotes the earlier of the year the individual became a director of the Bank or the year the individual became a director of the Company or its predecessors, BankFinancial MHC and BankFinancial Corporation, the federal corporation. Messrs. Gasior, Hausmann and Wells have each served as a director of the Company since its formation in 2004. Mr. Wherfel and Ms. Francis were appointed to the Board of Directors of the Company in 2006.  Ms. Zukonik joined as a Director of the Company, effective December 17, 2020.

Nominees

The business experience for at least the past five years of each nominee for election to the Board of Directors and the qualifications of each nominee to serve as a director is set forth below, with age information as of December 31, 2020.

Cassandra J. Francis. Age 55. Ms. Francis is self-employed as the sole proprietor of Kariatid since 2009, which provides interim management, real estate and construction-related strategic planning and program and project advisory services to public, private and non-profit organizations and professional associations. Ms. Francis is also President of BOCA Enterprises, Inc., and President of Global Properties, Inc. real estate management companies. Ms. Francis previously served as the Chief Real Estate Development Officer of the South Shore Line Railroad / Northern Indiana Commuter Transportation District and as the President and CEO of Friends of the Parks, a 40 year-old non-profit advocacy organization whose mission is to preserve, protect, improve and promote the use of parks and preserves throughout the Chicago area. She was also an Executive Director and Vice President of Clayco, Inc., a national design-build construction firm and the Director of Olympic Village Development for Chicago’s bid to host the 2016 Summer Olympic and Paralympic Games. She has also held various management positions, including Senior Vice President with U.S. Equities Development, L.L.C. from 1995 to 2008. Ms. Francis is a Fellow of the American Institute of Certified Planners, a Fellow of RICS (The Royal Institution of Chartered Surveyors), a fellow of the Chartered Institute of Arbitrators, and is an admitted member of the Counselors of Real Estate, the professional consulting arm of the National Association of Realtors. She is certified as both an international commercial arbitrator and as a civil commercial mediator. Ms. Francis is an LEED Accredited Professional and is licensed as a real estate managing broker in the States of Illinois and Indiana. She formerly served as Vice President of the International Board of Governors of Lambda Alpha International, an honorary land economics society and currently serves on the Chicago Advisory Board of the Urban Land Institute. Ms. Francis is a member of the Human Resources Committee of the Company.

Ms. Francis brings to the Board, among other skills and qualifications, substantial experience in urban planning and commercial real estate development and operations, with particular emphasis in retail development and leasing. She also has extensive experience with commercial real estate finance and valuations, particularly in Midwestern markets.

Terry R. Wells. Age 62. Mr. Wells has served as the Mayor of the Village of Phoenix, Illinois since 1993 and he currently serves as Secretary of the Southland Regional Mayoral Black Caucus.  He is also a member of the Board of Directors of Pace, a Division of the Regional Transportation Authority (Illinois), and the Board of Trustees of South Suburban College. Mr. Wells has served as President of the South Suburban Mayors and Managers Association. Mr. Wells retired in 2019 after 35 years teaching history at the secondary school level.  He has been a director of the Company since its formation in 2004, and of the Bank since 1994. He was a director of the Company’s predecessors, BankFinancial MHC and BankFinancial Corporation, a federal corporation, from 1999 to 2005. Mr. Wells is a member of the Executive Committee, the Audit Committee and the Chairman of the Human Resources Committee of the Company.

Mr. Wells brings to the Board, among other skills and qualifications, substantial experience in municipal government and finance, community and economic development and serving the needs of low- and moderate-income borrowers and communities. His experience as an educator has also provided him with significant expertise in secondary and post-secondary vocational training applicable to the Bank’s customer service and support personnel.

The Board of Directors recommends a vote “FOR” the above nominees.

Continuing Directors

The business experience for at least the past five years of each continuing member of the Board of Directors and each individual’s qualifications to serve as a director are set forth below, with age information as of December 31, 2020.

F. Morgan Gasior. Age 57. Mr. Gasior has served as Chairman of the Board, Chief Executive Officer and President of the Company since its formation in 2004, and of the Bank since 1989, and as a director of the Bank since 1983. He held the same positions with the Company’s predecessors, BankFinancial MHC and BankFinancial Corporation, a federal corporation, from 1999 to 2005. Mr. Gasior has been employed by the Bank in a variety of positions since 1984, and became a full-time employee in 1988 when he was appointed as Executive Vice President and Chief Operating Officer. He was a director and officer of Financial Assurance Services, Inc. from 1989 through 2003. Mr. Gasior is licensed as an attorney in the States of Illinois and Michigan, but he does not actively practice law.

Mr. Gasior brings to the Board, among other skills and qualifications, comprehensive understanding of the Bank’s strategies, operations and customers based on his more than 30 years of service as an employee and officer of the Bank. He has led the development and implementation of the Bank’s financial, lending, operational, technology and expansion strategies, and this experience has uniquely positioned him to adjust the Company’s business strategies to respond to changing economic, regulatory and competitive conditions, and to discern and coordinate operational changes to match these strategies. His position on the Board also provides a direct channel of communication from senior management to the Board.

John M. Hausmann, C.P.A. Age 65. Mr. Hausmann has been a self-employed certified public accountant since 1980. Prior to that time, he was an accountant with Arthur Andersen. Mr. Hausmann is a member of the Illinois Certified Public Accountant Society. He has been a director of the Company since its formation in 2004, and of the Bank since 1990. He was a director of the Company’s predecessors, BankFinancial MHC and BankFinancial Corporation, a federal corporation, from 1999 to 2005. Mr. Hausmann is the Chairman of the Audit Committee of the Company, and is a member of the Executive, Corporate Governance and Nominating and the Human Resources Committees of the Company.

Mr. Hausmann brings to the Board, among other skills and qualifications, a comprehensive understanding of accounting, auditing and taxation principles based on his many years of experience as a certified public accountant. His experience as a member of the Audit Committee has provided him with a thorough knowledge of the Company’s internal controls and internal and external audit procedures. His tax and accounting practice and longtime residency in the Bank’s southernmost market territory have also provided him with a unique familiarity with the needs of the Bank’s small business and municipal customers and communities.

Glen R. Wherfel, C.P.A. Age 71. Mr. Wherfel has been a principal in the accounting firm of Wherfel & Associates since 1984 and President of Park Data Incorporated since 1980. Mr. Wherfel was a director of Success National Bank from 1993 to 2001, and of Success Bancshares from 1998 to 2001. He was the Chairman of Success National Bank’s Loan Committee and a member of its Asset Liability Management Committee. Mr. Wherfel is a member of the Audit Committee and Human Resources Committee of the Company.  He is the Chairman of the Corporate Governance and Nominating Committee, and as such, currently serves as the Lead Director of the Company.

Mr. Wherfel brings to the Board, among other skills and qualifications, substantial experience in entrepreneurial finance and operations. His tax and accounting practice, longtime residency in the Bank’s northern market territory and service as a director of Success National Bank have also provided him a unique familiarity with the needs of the Bank’s small business and municipal customers and communities.

Debra R. Zukonik Age 58. Ms. Zukonik is the co-owner and Chief Credit Officer of Dare Capital Partners, LLC, which provides asset-based lending and accounts receivable factoring to selected small and medium-size businesses, and co-investment in asset-based lending or accounts receivable factoring facilities to selected financial institutions. Ms. Zukonik is also a co-owner of FactorHelp, Inc., which is a factoring consulting firm, and a co-owner of Factor Solutions, LLC, which provides servicing for factoring transactions. Ms. Zukonik is a member of the Board of Directors of the American Factoring Association, and she previously served on the Executive Committees of the Commercial Finance Association Board of Directors and the International Factoring Association Board of Directors.

Ms. Zukonik brings to the Board, among other skills and qualifications, substantial experience and expertise in the Commercial Finance Industry with an extensive range of formal training and expertise in commercial credit and collections, underwriting, financial and credit analysis.

Director Independence

The Board of Directors has determined that, except for Mr. Gasior, who serves as the Chairman, Chief Executive Officer and President of the Company, each of the Company’s directors is “independent” as defined in Rule 5605(a)(2) of the listing standards of the NASDAQ Stock Market.

Executive Officers Who Are Not Directors

Set forth below is information, with age information as of December 31, 2020, regarding the principal occupations for at least the past five years of the individuals who serve as executive officers of the Company and/or the Bank who are not directors of the Company or the Bank. All executive officers of the Company and the Bank are elected annually by their respective Boards of Directors and serve until their successors are elected and qualify. No executive officer identified below is related to any director or other executive officer of the Company or the Bank. Except as indicated elsewhere in this Proxy Statement, there are no arrangements or understandings between any officer identified below and any other person pursuant to which any such officer was selected as an officer.

Paul A. Cloutier, C.P.A. Age 57. Mr. Cloutier has served as the Chief Financial Officer and Treasurer of the Company since its formation in 2004, of the Bank since 1991, and of BankFinancial MHC and BankFinancial Corporation, a federal corporation, from 1999 to 2005. Mr. Cloutier also serves as the Executive Vice President of the Finance Division of the Company and the Bank. He is a registered certified public accountant in the State of Michigan and is a member of the American Institute of Certified Public Accountants. Prior to joining the Bank and its parent companies, he was a Senior Tax Associate with Coopers & Lybrand.

Marci L. Slagle, Age 51.  Ms. Slagle has served as the President of the Bank's Equipment Finance Division since February 2020.  She manages the corporate and governmental, middle-market and small ticket leasing departments.  Ms. Slagle is a Certified Lease Finance Professional (“CLFP”) with over 20 years’ experience in the commercial equipment leasing industry. Ms. Slagle is a former member of the Equipment Finance and Lease Association Steering Committee - Middle Market Leasing and she is also an Executive Committee member and Past President of the CLFP Foundation.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 1, 2021, certain information as to the beneficial ownership of shares of the Company’s common stock by: (i) those persons or entities known by the Company to beneficially own more than 5% of the Company’s outstanding shares of common stock; (ii) each director and nominee for election as director; (iii) each named executive officer of the Company; and (iv) all directors and executive officers of the Company and the Bank as a group. The address for each individual listed below is: C/O BankFinancial Corporation, 60 North Frontage Road, Burr Ridge, Illinois 60527. An asterisk denotes beneficial ownership of less than one percent.

Name and Address of Beneficial Owners	Amount of Shares Owned and Nature of Beneficial Ownership (1)		Percent of Shares of Common Stock Outstanding
Black Rock, Inc.
55 East 52nd Street
New York, New York 10055	1,532,644	(2)	10.48%
Dimensional Fund Advisors LP
6300 Bee Cave Road
Building One
Austin, Texas 78746	1,242,880	(2)	8.49%
Renaissance Technologies LLC
800 Third Avenue
New York, New York 10022	1,065,305	(2)	7.28%
PL Capital, LLC
750 Eleventh Street South
Naples, Florida 34102	1,055,115	(3)	7.22%
Principal Trust Company
1013 Centre Road
Wilmington, Delaware 19805
As Trustee fbo BankFinancial and Subsidiaries 401(k) Plan	967,266	(2)	6.61%
The Vanguard Group
100 Vanguard Blvd.
Malvern, Pennsylvania 19355	540,698	(2)	3.70%
Directors and Nominees
Cassandra J. Francis	40,444		*
F. Morgan Gasior	307,611	(4)	2.10%
John M. Hausmann	69,049		*
Thomas F. O'Neill	4,160	(5)	*
Terry R. Wells	56,384		*
Glen R. Wherfel	105,300	(6)	*
Debra R. Zukonik	—
Named Executive Officers (other than Mr. Gasior):
Paul A. Cloutier	87,350	(7)	*
Marci L. Slagle	—
All Directors and Executive Officers (including Named Executive Officers) as a Group (9 persons)	776,700		5.31%

(1)

The information reflected in this column is based upon information furnished to us by the persons named above and the information contained in the records of our stock transfer agent. The nature of beneficial ownership for shares shown in this column, unless otherwise noted, represents sole voting and investment power.

(2)

Amount of shares owned and reported on the most recent Schedule 13G filing with the SEC, reporting ownership as of December 31, 2020.

(3)    Amount of shares owned and reported on the most recent Schedule 13F filing with the SEC, reporting ownership as of May 13, 2020.

(4)	Includes 98,074 shares held by the BankFinancial and Subsidiaries Associate Investment Plan. Also includes 125,000 shares held by Mr. Gasior’s spouse. Mr. Gasior disclaims beneficial ownership of these 125,000 shares.
(5)	Mr. O'Neill will be retiring from the Board of Directors of the Company effective on the date of the 2021 Annual Meeting of Stockholders.
(6)	Includes 47,800 shares held in trust and 32,500 shares held by an individual retirement account.
(7)	Includes 22,350 shares held by the BankFinancial and Subsidiaries Associate Investment Plan.

Delinquent Section 16(a) Reports

The Company’s executive officers, directors and any beneficial owners of greater than 10% of the outstanding shares of the Company’s common stock are required to file reports with the SEC disclosing beneficial ownership and changes in beneficial ownership of the Company’s common stock. SEC rules require disclosure if an executive officer, director or 10% beneficial owner fails to file these reports on a timely basis. Based on the Company’s review of ownership reports required to be filed for the year ended December 31, 2020, no executive officer, director or 10% beneficial owner of shares of the Company’s common stock failed to file any required ownership report on a timely basis.

CODE OF ETHICS

The Company has adopted a Code of Ethics for Senior Financial Officers that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer, and persons performing similar functions. A copy of the Company’s Code of Ethics was previously filed as Exhibit 14 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005. Amendments to and waivers from the Code of Ethics for Senior Financial Officers will be disclosed on the Company website, www.bankfinancial.com. The Company has also adopted a Code of Business Conduct, pursuant to the listing standards of the NASDAQ Stock Market that applies generally to the Company’s directors, officers, and employees.

BOARD LEADERSHIP STRUCTURE AND BOARD’S ROLE IN RISK OVERSIGHT

Leadership Structure.  The Company’s Board of Directors has a distributed leadership structure. The Board has established a standing Executive Committee, which currently consists of the Chief Executive Officer and two independent directors. Thus, a two-thirds majority of the membership of the Executive Committee consists of independent directors. The Executive Committee exercises the authority of the Board between meetings on matters not reserved exclusively to the Board by the Company’s charter or bylaws. In addition, independent directors chair the Corporate Governance and Nominating Committee and the Human Resources Committee, the members of which are all independent directors.

The Chair of the Corporate Governance and Nominating Committee serves as the Board’s Lead Director. The Lead Director calls and presides at all executive sessions or special meetings of the Board’s outside, independent directors and provides feedback to the Chief Executive Officer regarding the same; works with the Chairs of the other committees of the Board to ensure coordinated coverage of the Board’s duties and responsibilities; serves as a supplemental point of contact for Board members and stockholders; serves as a liaison between the Board’s outside, independent directors and the Chief Executive Officer; coordinates the implementation of the charter of the Corporate Governance and Nominating Committee, including Board performance evaluations; and executes any other duties and responsibilities the Board may establish.

The Chairman of the Board coordinates the Board’s functions, including the activities of the Board’s committees, with the execution of the Company’s business plan and day-to-day operations. Although the Chairman also presides over Board meetings as provided in the Company’s bylaws, the charter of the Corporate Governance and Nominating Committee provides that any director may place any item on the agenda for any Board meeting.

The Board periodically meets outside the presence of the Chief Executive Officer. The independent members of the Board also conduct a periodic review of the Company’s financial condition, results of operation, long-term planning, management structure and internal governance practices. The Board utilizes the findings and recommendations resulting from its review to revise and enhance its oversight, as appropriate.

The Board does not have a policy requiring the separation of the offices of Chairman and Chief Executive Officer, and Mr. Gasior currently serves in both capacities. The Board believes that the selection of its Chairman should be based upon the Board’s assessment of the Company’s current operating needs, the suitability of the individual to effectively discharge the duties of the Chairman and the leadership structure that will best serve the interests of the Company and its stockholders. The Board believes that combining the offices of Chairman and Chief Executive Officer is currently an effective governance structure because it provides an efficient and unified responsibility and mechanism for the coordination of the activities of the Board of Directors and those of management. The Board also believes that the Lead Director position, its policy of universal Board agenda access and its practice of conducting periodic meetings outside the presence of the Chief Executive Officer achieve benefits that are equivalent to those that might result from separating the offices of Chairman and Chief Executive Officer.

Role in Risk Oversight. The Board is actively involved in the oversight of risks that could affect the Company, through, among other things, its adoption of policies and procedures; the use of internal controls to identify and monitor specific risks; the establishment of an internal audit function that monitors compliance with policies, procedures and internal controls and reports directly to the Board’s Audit Committee, oversight and reporting by Board committees with respect to matters within their jurisdictions; the receipt of periodic reports from officers of the Company responsible for the management of specific functions; and the periodic use of outside consultants to conduct independent reviews of internal controls or Company-specific functions.

This leadership and risk management structure is designed to ensure that financial, risk, internal control reporting and market information are provided directly to the independent directors of the Company and acted upon as necessary. Taken together, the Board believes that it has an effective leadership structure controlled by independent directors, with open meeting agendas and an established mechanism for oversight and evaluation of the Company as well as the Board’s and management’s execution of their respective responsibilities.

Attendance at Annual Meetings of Stockholders

Although the Company does not have a formal written policy regarding director attendance at annual meetings of stockholders, directors are requested to attend these meetings absent unavoidable scheduling conflicts. All of the Company’s current directors attended the 2020 Annual Meeting of Stockholders.

BOARD COMMITTEE REPORTS, POLICIES AND PROCEDURES

Meetings and Committees of the Board of Directors

Board of Directors and Committees. The business of the Company is conducted at regular and special meetings of the Board of Directors and its committees. In addition, the “independent” members of the Board of Directors, as defined in Rule 5605(a)(2) of the listing standards of the NASDAQ Stock Market, meet in executive sessions. The standing committees of the Board of Directors of the Company are the Executive, Audit, Corporate Governance and Nominating, and Human Resources Committees. During the year ended December 31, 2020, the Board of Directors of the Company held four regular meetings.  No member of the Board of Directors or any Board committee attended less than 75% of the Board meetings and the Board committee meetings on which the director served. In addition, a number of matters were evaluated, considered and/or decided during the year by electronic distribution and voting or by unanimous consent.

The table below shows current membership for each of the standing Board committees:

Directors	Executive Committee	Audit Committee	Corporate Governance and Nominating Committee	Human Resources Committee
Cassandra J. Francis				✓
F. Morgan Gasior	Chair
John M. Hausmann	✓	Chair	✓	✓
Terry R. Wells	✓	✓		Chair
Glen R. Wherfel		✓	Chair	✓
Debra R. Zukonik
Meetings held during 2020	—	5	2	1

Executive Committee. The Executive Committee is authorized to act with the same authority as the Board of Directors between meetings of the Board of Directors, subject to certain limitations contained in the bylaws of the Company.

Audit Committee. The Board of Directors has adopted a written charter for the Audit Committee, which is attached as Appendix A to this Proxy Statement.  As more fully described in the Audit Committee Charter, the Audit Committee reviews the records and affairs of the Company to determine its financial condition, reviews with management and the Company’s independent registered public accounting firm the systems of internal control over financial reporting, and monitors adherence in accounting and financial reporting to accounting principles generally accepted in the United States. Each member of the Audit Committee is an “independent” director as defined in the listing standards of the NASDAQ Stock Market and Rule 10A-3 of the Securities Exchange Act of 1934. In addition, the Board of Directors has determined that Messrs. Hausmann and Wherfel are qualified as “audit committee financial experts” as currently defined in the regulations of the SEC.

Corporate Governance and Nominating Committee. The Board of Directors has adopted a written charter for the Corporate Governance and Nominating Committee, which is attached as Appendix B to this Proxy Statement. The Corporate Governance and Nominating Committee consists, at any point in time, of directors of the Company who qualify as “independent” in accordance with the listing standards of the NASDAQ Stock Market, except that no director may serve on the Corporate Governance and Nominating Committee at any meeting at which he or she has been or is seeking to be proposed as a nominee.

The Corporate Governance and Nominating Committee identifies nominees by first evaluating the current members of the Board of Directors who are willing to continue in service. Current members of the Board of Directors with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective. If vacancies on the Board of Directors arise, or if a current director is not nominated for re-election, the Corporate Governance and Nominating Committee will determine the skills and experience desired of a new nominee, solicit suggestions for director candidates from all members of the Board of Directors, and may engage in other search activities.

Candidates for a directorship should possess specific attributes, including integrity and a devotion to ethical behavior, a primary interest in the well-being of the Company, a capacity for independent judgment, good business acumen, the capacity to protect confidential information, an ability to work as a member of a team and a willingness to evaluate other opinions or points of view. In addition to examining a candidate’s qualifications in light of the above attributes, the Corporate Governance and Nominating Committee would also consider the overall character of the candidate and any existing or potential conflict of interest, the candidate’s willingness to serve and ability to devote the time and effort required, the candidate’s record of leadership, and the ability to develop business for the Company and its subsidiaries.

The Corporate Governance and Nominating Committee and the Board of Directors nominate candidates for election to the Company’s Board of Directors based on the candidate’s experience and expertise applicable to the current and expected future business operations of the Company. There is no formal policy with regard to the consideration of diversity in identifying a director nominee, and no specific demographic factors, or absence of such factors, prejudge a candidate’s qualification for nomination to the Board of Directors. The Company’s bylaws also establish specific qualifications for directors.

The Corporate Governance and Nominating Committee may consider qualified candidates for a directorship suggested by the stockholders of the Company. Stockholders may suggest a qualified candidate for a directorship by writing to BankFinancial Corporation at 60 North Frontage Road, Burr Ridge, Illinois 60527, Attention: James J. Brennan, Secretary, and providing the information described in the Company’s bylaws concerning the suggested candidate. A suggestion made to the Company’s Secretary concerning a potential candidate for a directorship will not constitute a nomination of the suggested candidate for election as a director. All nominations of candidates for election as a director must strictly comply with the applicable requirements and time limits summarized in “Advance Notice of Business to be Conducted at an Annual Meeting.”

Human Resources Committee. The Board of Directors has adopted a written charter for the Human Resources Committee of the Company. The Charter of the Human Resources Committee of the Company was attached as Appendix B to the Proxy Statement for the 2020 Annual Meeting.  The Human Resources Committee of the Company is comprised of all directors of the Company other than Ms. Zukonik and Mr. Gasior. The Human Resources Committee of the Bank is comprised of all Bank Directors other than Mr. Gasior. The membership of the Human Resources Committee of the Bank includes one director of the Bank who is not a director of the Company, and does not include Mr. O’Neill or Ms. Zukonik because they are not directors of the Bank. The Human Resources Committee of the Bank is currently responsible for, among other things, establishing Bank-level base salaries, cash incentive compensation plans and bonus payments. All members of each Human Resources Committee are “independent” as defined in Rule 5605(a)(2) of the listing standards of the NASDAQ Stock Market. The meetings of the Human Resources Committees were conducted outside the presence of management to discuss compensation, performance and employment related matters.

AUDIT COMMITTEE REPORT

In accordance with the applicable rules of the SEC, the Audit Committee has prepared the following report for inclusion in this Proxy Statement:

As part of its ongoing activities, the Audit Committee has:

•	reviewed and discussed with management the Company’s audited consolidated financial statements for the year ended December 31, 2020;
•

discussed with the Company’s independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Commission; and

•

received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the SEC.

This report has been provided and is respectfully submitted by the Audit Committee:

John M. Hausmann, C.P.A., Chairman

Terry R. Wells

Glen R. Wherfel, C.P.A.

RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company’s Audit Committee has engaged RSM US LLP (“RSM”) to act as the Company’s independent registered public accounting firm for the year ending December 31, 2021, subject to the ratification of the engagement by the Company’s stockholders. Representatives of RSM US LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire, as well as to respond to appropriate questions that may be asked by a stockholder. If the appointment of the independent registered public accounting firm is not ratified, the matter of the appointment of the independent registered public accounting firm will be considered by the Company’s Audit Committee.

The Board of Directors recommends a vote “FOR” the ratification of the engagement of RSM US LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021.

Payment to Independent Registered Public Accounting Firm

RSM acted as the Company’s independent registered public accounting firm for its fiscal year ended December 31, 2020. Representatives of RSM are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire. Such representatives are also expected to be available to respond to appropriate questions.

Accounting Fees and Services

Set forth below is certain information concerning aggregate fees billed for professional services rendered by RSM during the years ended December 31, 2020 and 2019:

Audit Fees. The aggregate fees billed to the Company by RSM for professional services rendered by RSM for the audit of the Company’s annual financial statements and internal controls, review of the financial statements included in the Company’s Annual Reports on Form 10-K and services that are normally provided by RSM in connection with statutory and regulatory filings and engagements were $367,000 and $342,000 during the years ended December 31, 2020 and 2019, respectively.

Audit-Related Fees. RSM did not bill the Company for any fees for assurance and related services rendered that are reasonably related to the performance of the audit of and review of the financial statements and that are not already reported in “Audit Fees” above, for the year ended December 31, 2020.

Tax Fees. The aggregate fees billed to the Company by RSM for professional service for tax consultations and tax compliance was $48,000 during the year ended December 31, 2020.  There were no fees billed to the Company by RSM for professional services rendered by RSM for tax consultations and tax compliance during the year ended December 31, 2019.

All Other Fees. There were no other fees billed for professional services rendered by RSM other than those described above.

Audit Committee Pre-Approval Policy

The Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by RSM, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as amended, which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee pre-approved 100% of the audit and tax fees described above during the years ended December 31, 2020 and 2019.

NARRATIVE DISCUSSION OF EXECUTIVE COMPENSATION

Introduction

This Narrative Discussion of Executive Compensation describes the Company’s compensation philosophy and policies for 2020 as applicable to the executive officers named in the Summary Compensation Table. This section explains the structure and rationale associated with each material element of the named executive officers’ compensation, and it provides context for the more detailed disclosure tables and specific compensation amounts provided in the following section. It is important to note that the Company and the Bank share an executive management team, the members of the executive management team are compensated by the Bank rather than the Company, and the Company reimburses the Bank for its services to the Company through intercompany expense allocations.

Role of the Human Resources Committee of the Board of Directors

Pursuant to its Charter, the Human Resources Committee of the Company is responsible for the execution of the Board of Directors’ responsibilities with respect to equity-based compensation, performance evaluation and succession planning for the Company’s Chief Executive Officer and other named executive officers of the Company.  The Human Resources Committee of the Bank is responsible for the execution of the responsibilities of the Board of Directors of the Bank with respect to cash-based compensation, employee benefits and perquisites, performance evaluation and succession planning for the Bank’s Chief Executive Officer, and other senior officers of the Bank. The Human Resources Committee of the Bank communicates its actions and decisions to the Human Resources Committee of the Company.  The Human Resources Committee of the Company is comprised of Messrs. Wells (Chairman), Hausmann, O’Neill and Wherfel and Ms. Francis, each of whom is expected to serve on the committee through the conclusion of the Company’s Annual Meeting of Stockholders on Friday, May 28, 2021. Each member of the Human Resources Committee of the Company is considered “independent” according to the listing standards of the NASDAQ Stock Market and a “non-employee” director under Section 16 of the Securities Exchange Act of 1934.

Compensation Philosophy and Objectives

The overall objective of the Company’s and the Bank’s compensation programs is to align executive officer compensation with the success of meeting strategic, financial and management objectives and goals. The programs are designed to create meaningful and appropriate incentives to manage the business of the Company and the Bank successfully and to align management interests with those of the stockholders of the Company. The program is structured to accomplish the following:

•	encourage a consistent and competitive return to stockholders over the long-term;
•

maintain a corporate environment that encourages stability and a long-term focus for the primary constituencies of the Company and the Bank, including employees, stockholders, communities, clients and government regulatory agencies;

•	maintain a program that:
◦	clearly motivates personnel to perform and succeed according to the current goals of the Company and the Bank;
◦	provides management with the appropriate empowerment to make decisions that benefit the primary constituents;
◦	aligns incentive compensation practices to risk-taking activities;
◦	attracts and retains key personnel critical to the long-term success of the Company and the Bank;
◦	provides for management succession planning and related considerations;
◦	encourages increased productivity;
◦	provides for subjective consideration in determining incentive and compensation components; and
◦	ensures that management:
▪	fulfills its oversight responsibility to its primary constituents;
▪	conforms its business conduct to the Company’s and the Bank’s established ethical standards;
▪	remains free from any influences that could impair or appear to impair the objectivity and impartiality of its judgments or treatment of the constituents of the Company and the Bank; and
▪	avoids any conflict between its responsibilities to the Company and the Bank and each executive officer’s personal interests.

Compensation Committee Interlocks and Insider Participation

Mr. Gasior is the only director of the Company and the Bank who is also an executive officer of the Company and/or the Bank. Mr. Gasior does not participate in the decisions of the Boards of Directors of the Company or the Bank or their respective Human Resources Committees concerning his compensation. No executive officer of the Company or the Bank has served on the Board of Directors or on the compensation committee of any other entity that had an executive officer serving on the Company’s Board of Directors or Human Resources Committee.

Compensation Consultant Independence

The Human Resources Committee of the Company engaged Frederic W. Cook & Co., Inc. (“Cook & Co.”) to assist in the preparation of the compensation aspects of reports filed with the SEC and to be available for consultations with outside counsel to the Human Resources Committee of the Company. The Human Resources Committee of the Company has received and reviewed the Cook & Co. consultant independence letter and independence policy addressing factors identified by SEC rules to determine whether certain conflicts of interest disclosures must be made. Cook & Co. believes that there is no conflict of interest in its role as an advisor to the Human Resources Committee of the Company. The following factors were assessed by the committee: Cook & Co.’s provision of services other than the executive and non-employee director compensation matters; the amount of fees received from the Company by Cook & Co. as a percentage of the total revenue of Cook & Co.; the policies and procedures of Cook & Co. that are designed to prevent conflicts of interest; the extent of any business or personal relationships with any member of the committee or any executive officer of the Company or the Bank; and any ownership of the Company’s stock by individuals on the consulting team employed by Cook & Co. After considering these and other factors in their totality, no conflicts of interest with respect to Cook & Co.’s advice were identified by the Board or the Human Resources Committee of the Company.

Compensation Principles and Factors

Business Plan Objectives. The Boards of Directors of the Company and the Bank periodically conduct a review of current and anticipated business conditions in the context of the Company’s and the Bank’s financial and competitive position. The review period typically includes at least the previous two fiscal years and up to two years prospectively. In connection with this review, management submits a Business Plan to the Boards of Directors of the Company and the Bank that proposes strategic, financial and management objectives for the period covered, using multiple scenarios in response to a variety of stated assumptions. The Boards of Directors then evaluate the proposed Business Plan, and modify its provisions to the extent they deem appropriate. The Business Plan is updated by management and the Boards of Directors periodically throughout the year to respond to changing circumstances and conditions. The Business Plan provides a basis for evaluating the future progress of the organization, including all appropriate strategic alternatives, and management’s performance.

The Human Resources Committees of the Company and the Bank considered the Company’s and the Bank’s performance within the context of the Business Plan and management’s overall performance, weighing numerous factors within and outside of management’s control.

Corporate Performance and Industry Comparison. In establishing named executive officer compensation, the Human Resources Committees periodically evaluate the Company’s and the Bank’s performance compared to management’s and the Boards of Directors’ overall goals and business plan objectives as well as to other financial institutions. The Human Resources Committees believe that using the respective performance factors of the Company and the Bank in determining named executive officer compensation levels is a useful tool for aligning the executive officers’ interests with those of the stockholders of the Company. With that in mind, the Human Resources Committees focus on the respective overall performance of the Company and the Bank relative to the prior calendar year and also consider the performance of insured depository institutions in the Chicago MSA, immediately adjacent MSA or the State of Illinois. As part of the evaluation and review, the Human Resources Committees also take into account the manner in which various subjective issues, such as changes in competition, regulatory standards, and general and local economic conditions (including unemployment rates and commodities prices and adverse conditions in housing and real estate markets) may have affected performance.

For purposes of comparative analysis in assessing corporate performance, the Company generally considers commercial banks and savings institutions of similar asset size, capital ratios, and/or geography. Given the ever-changing landscape within the banking industry, there is no specifically defined group of companies that is utilized for this analysis. The group of comparative financial institutions used in 2020 to assess overall performance consisted of publicly-held financial institutions located in the Chicago MSA, immediately adjacent MSA or the State of Illinois with assets of $1.0 billion to $3.0 billion. The local financial institutions that were considered in 2020 included Old Second Bancorp (OSBC), Northwest Indiana Bancorp (NWIN), West Suburban Bancorp, Inc. (WNRP), and First Business Financial Services, Inc. (FBIZ). A broader group consisting of these publicly-held institutions and a number of privately-held local financial institutions was used to evaluate the improvements that occurred in the Company’s earnings, loan portfolio composition and asset quality performance metrics.

The Boards of Directors of the Company and the Bank believe that industry comparison is a useful tool for assessing business performance, staying competitive in the marketplace and attracting and retaining qualified executives. While the Human Resources Committees believe that it is prudent to use industry comparison data in determining compensation practices, they do not establish empirical parameters or benchmarks for using this data. Rather, where necessary, the Human Resources Committee of the Bank uses industry comparison data to confirm that executive compensation is reasonable relative to competing organizations.

Performance Reviews and Role of Executives in Committee Meetings. Management reports to the Boards of Directors of the Company and the Bank at least annually on its progress in achieving the strategic, financial and management objectives established by the business plan. The Boards of Directors of the Company and the Bank then consider the overall performance of the Company and the Bank and the named executive officers in the context of these objectives, weighing numerous factors and conditions within and outside of management’s control. The Human Resources Committee of the Bank reviews current and proposed compensation levels for the Chief Executive Officer and the other Named Executive Officers for Bank-level base salaries, incentive compensation plans and discretionary cash bonus payments.

The Boards of Directors and the Human Resources Committees exclude the Chief Executive Officer and all other Named Executive Officers from their discussions and formal meetings concerning their compensation, except to receive the results of the decisions made and other relevant information.

Information Resources and Role of Compensation Consultants. In reviewing current and proposed compensation levels for Named Executive Officers, the Human Resources Committees consider the organizational structure and business performance of the Company and the Bank, external information from public sources on industry and competitor business performance and compensation practices and levels and other information it deems relevant to its responsibilities. The Human Resources Committees of the Company and the Bank continued to have access to their own outside counsel and a compensation consultant during 2020  The Human Resources Committee of the Company engaged Cook & Co. to assist in the preparation of the compensation analysis aspects of reports filed with the SEC and to be available for consultations with outside counsel.  As part of its work in 2020, Cook & Co. reviewed and consulted in the update and preparation of employment agreements for new senior officers of the Bank with respect to published guidance and practices of nationally-recognized shareholder advisory services.

Alignment of Risk and Performance-Based Compensation. The Code of Business Conduct for the Company and the Bank, includes provisions for the recovery (also known as “clawback”) of performance-based incentive compensation paid in or after 2020 in certain situations involving a restatement of financial reporting for a period up to three years from the date the restated financial statements are first filed with the SEC. In addition, incentive compensation plans adopted by the Bank that are directly related to the volumes and pricing of extensions of credit provide for the exclusion or deferral of incentive-based compensation based on either the inherent risk of the extension of credit or the risk rating assigned to the credit by a committee independent of the loan origination process.

Components of Executive Compensation

General. All Named Executive Officers of the Company, including the Chief Executive Officer, are currently executive officers of the Bank. The compensation that the Bank pays to its Named Executive Officers, however, is taken into account in establishing the intercompany expense allocations that the Company pays to the Bank.

Base Salary. Generally, base salary levels are established based on job descriptions and responsibilities, either temporary or permanent in nature (including any revisions or proposed revisions thereto), competitive conditions and general economic trends in the context of the Bank’s financial and franchise condition, and performance. A discussion of changes in base salaries for each named executive officer is included under “Conclusions for the Year Ended December 31, 2020.”

The base salaries of the named executive officers for 2021 are as follows:

Name	Position	2021 Base Salary
F. Morgan Gasior	Chairman of the Board, Chief Executive Officer and President	$480,944
Paul A. Cloutier	Executive Vice President and Chief Financial Officer	$305,063
Marci L. Slagle	Equipment Finance President - Bank	$254,250

Cash Incentive Plan Compensation. The Bank maintains numerous cash incentive compensation plans at the Divisional or Departmental level. Each plan aligns incentive compensation with the applicable Business Plan objectives for a particular Division or Department. The Bank’s Human Resources Committee approves each Divisional or Departmental cash incentive compensation plan for a calendar year. At the conclusion of the calendar year, the Bank’s Human Resources Committee reviews the proposed awards for all department managers at the level of Vice President or higher pursuant to each Divisional or Departmental plan. Cash incentive plan compensation for the Chief Executive Officer, the Chief Financial Officer and the President of the Equipment Finance Division reflects the relative achievement of the strategic, financial and management objectives established by the Business Plan, management’s responses to unforeseen circumstances or conditions that materially differ from those originally assumed, and the performance factors  applicable for each individual. Historically, the Bank prepared performance- and risk-based incentive compensation matrices for the Chief Executive Officer and the Chief Financial Officer. Taken together, these matrices incorporated direct relationships of certain key risk exposures and performance elements for the Company. Information with respect to these plans or matrices for the Chief Executive Officer and the Chief Financial Officer is included in “Conclusions for the Year Ended December 31, 2020.”

Discretionary Cash Bonus. The Bank may pay discretionary cash bonuses to associates and officers based on job performance consistent with a high level of individual execution of assigned responsibilities or special projects for a portion of a calendar year, a full calendar year or over a period of years. The Bank’s Human Resources Committee approves all discretionary cash bonus payments for all department managers at the level of Vice President or higher. No empirical mathematical formula was used to determine the amount of the discretionary cash bonus payments. The awards of discretionary cash bonus payments for the named executive officers are discussed in “Conclusions for the Year Ended December 31, 2020.”

Prohibited Transactions Involving Shares Issued By BankFinancial Corporation. The Insider Trading Policy for the Company and the Bank, includes provisions prohibiting directors, officers and employees from purchasing shares of common stock issued by the Company in a margin account, or pledging such shares as collateral for a loan. In addition, the Insider Trading Policy prohibits the purchase or sale of financial instruments or otherwise conducting transactions designed to, or that may reasonably be expected to have the effect of hedging or offsetting a decrease in the market value of any securities issued by the Company without the prior written consent of the Company’s Corporate Governance and Nominating Committee.

401(k) Plan. The Company has a tax-qualified defined contribution retirement plan covering all of its eligible employees. Employees are eligible to participate in the plan after attainment of age 21 and completion of six months of service. The Company provides a match of 50% of all contributions up to 6% of eligible compensation. The Company could also contribute an additional amount annually at the discretion of the Board of Directors of the Bank. Contributions totaling $331,000, excluding forfeitures, were made to the 401(k) plan for 2020. All reasonable administrative expenses incurred by the Plan were paid by the Plan.

All Other Compensation and Perquisites. To the extent applicable, the Human Resources Committees of the Company and the Bank review and monitor the level of other compensation and perquisites provided by the Company or the Bank, respectively, to the named executive officers in the context of current business operations and general market practices. Excluding the effects of the Bank’s contributions for the health, vacation, and 401(k) plan benefits available to all full-time employees and the Bank’s reimbursement of the after-tax premium costs for disability insurance coverages, the Human Resources Committees of the Company and the Bank continue to believe that other compensation and perquisites generally should not exceed 10% of each named executive officer’s total annual cash compensation. As of December 31, 2020, the compensation practices of the Company and the Bank with respect to other compensation and perquisites met this standard.

Conclusions for Year Ended December 31, 2020

Executive Summary. The following is a summary of the compensation decisions the Human Resources Committees made with respect to the named executive officers for 2020 and base salaries for 2021:

•

earned 2020 cash incentive compensation plan payments and discretionary cash bonuses were paid to the Chief Executive Officer, the Chief Financial Officer and the Equipment Finance President, and a sign-on bonus was awarded to the Equipment Finance President.

.
•

in March 2021, the base salaries of the Chief Executive Officer, the Chief Financial Officer and the Equipment Finance President increased 1.7%. In March 2020, the base salaries of the Chief Executive Officer and the Chief Financial Officer increased by 1.7%.

Review of Chief Executive Officer. The Human Resources Committee of the Bank met outside the presence of management to review the Chief Executive Officer’s performance in the context of the approved 2020 Business Plan, and the extent to which established Business Plan objectives were realized during 2020. The Human Resources Committee of the Bank also evaluated the overall state of the Bank’s franchise and strategic position, capabilities and direction consistent with the Chief Executive Officer’s execution of his leadership and planning responsibilities.  The Human Resources Committee noted that based on the changes in business conditions that occurred during 2020, the category weightings in the 2020 matrix are different than the 2019 matrix.  The changes in macroeconomic conditions resulted in reduced loan originations, higher prepayments of loans due either to lower market interest rates or increased borrower liquidity, and the rapid implementation of business borrower assistance programs such as the SBA Paycheck Protection Program.  The Human Resources Committee of the Bank conducted an evaluation of Mr. Gasior’s 2020 performance. The Human Resources Committee of the Bank reviewed historical performance standards first adopted in 2009, evaluated industry compensation information of publicly-traded financial institutions located in the Chicago MSA, immediately adjacent MSA or the State of Illinois with assets of $1.0 billion to $3.0 billion, and evaluated the 2020 performance award percentages compared to the historical performance standards. Based on the factors noted above, the Board of Directors of the Bank, with Mr. Gasior not participating, ratified the actions of the Human Resources Committee of the Bank with respect to the Chief Executive Officer and approved a 11.00% cash incentive compensation plan payment based on the achievement of the 2020 Business Plan objectives as set forth in the matrix below.  The Human Resources Committee of the Bank also approved a standard base compensation increase of 1.7% for the Chief Executive Officer.

The matrix used by the Human Resources Committee of the Bank with respect to the Chief Executive Officer is as follows:

Component	Weight	2020 Performance Results	2020 Percentage Results		2020 Percentage Awarded		2020 Maximum Percentage
Earnings Per Share	40%	Below	5.00%		5.00%		50%
Internal Controls	15	Met	15.00		15.00		50
Asset Quality (1)	25	Met	15.00		15.00		50
Marketing & Business Development	10	Met	15.00		15.00		50
Leadership & Planning	10	Met	15.00		15.00		50
Composite	100%	Met	11.00%	(2)	11.00%	(3)	50%	(4)

(1)

The Human Resource Committee of the Bank's review was based on information provided in our audited financial statements; however, such results were reviewed generally but were not compared to predetermined numerical criteria.

(2)	Represents the percentage of base salary earned as cash incentive compensation.
(3)	Represents the percentage of base salary paid as cash incentive compensation.
(4)	Represents the maximum percentage of base salary available as cash incentive compensation.

The Earnings target and the actual results for the year ended December 31, 2020, are set forth in the table below.

Category	2020 Performance	2020 Plan
Earnings Per Share	$0.61	$0.70

Review of the Chief Financial Officer. The Human Resources Committee of the Bank met outside the presence of management to review the performance of the Chief Financial Officer. The Human Resources Committee of the Bank noted that the Chief Executive Officer had provided it with an assessment of the performance of the Chief Financial Officer, which included a review of the historical performance standards first adopted in 2009, an evaluation of industry compensation data of publicly-traded institutions located in the Chicago MSA, immediately adjacent MSA, or the State of Illinois with assets of $1.0 billion and $3.0 billion and an evaluation of 2020 performance compared to the historical standards.  The Human Resources Committee noted that based on the changes in business conditions that occurred during 2020, the category weightings in the 2020 matrix are different than the 2019 matrix.  The Securities component weighting increased with respect to the development and execution of the Excess Liquidity Investment Plan.  The Liquidity & Interest Rate Risk weighting decreased in recognition that the current level of liquidity and asset sensitivity is partly a consequence of the COVID-19 fiscal and monetary stimuli. In addition, the Chief Financial Officer provided core decision support analysis to the Chief Executive Officer and the Company’s Board of Directors with respect to the payment of dividends, the Company’s Share Repurchase Program, the evaluation of potential acquisitions of smaller financial institutions, and the tracking of corporate and industry performance for Business Plan and strategic planning purposes. Because the members of the Board of Directors have had considerable interaction with the Company’s Chief Financial Officer throughout the year, the Human Resources Committee of the Bank determined that it had a strong basis to make an evaluation of the Chief Financial Officer independent of the Chief Executive Officer’s conclusions and recommendations. Based on the factors noted above, the Human Resources Committee of the Bank approved an 8.75% cash incentive compensation plan payment to the Chief Financial Officer based on the achievement of the  2020 Business Plan objectives as set forth in the following matrix.  The Human Resources Committee of the Bank also approved a standard base compensation increase of 1.7% for the Chief Financial Officer. The Board of Directors of the Bank ratified the actions of the Human Resources Committee of the Bank with respect to the Chief Financial Officer.

The matrix utilized by the Human Resources Committee of the Bank with respect to the Chief Financial Officer is as follows:

Component	Weight	2020 Performance Results	2020 Percentage Results		2020 Percentage Awarded		2020 Maximum Percentage
Earnings Per Share	25%	Below	5.00%		5.00%		20%
Internal Controls	25	Met	10.00		10.00		20
Asset Quality (Securities) (1)	30	Met	10.00		10.00		20
Liquidity & Interest Rate Risk	15	Met	10.00		10.00		20
Leadership & Planning	5	Met	10.00		10.00		20
Composite	100%	Met	8.75%	(2)	8.75%	(3)	20%	(4)

(1)

The Human Resource Committee of the Bank’s review was based on information provided in our audited financial statements; however, such results were reviewed generally but were not compared to predetermined numerical criteria.

(2)	Represents the percentage of base salary earned as cash incentive compensation.
(3)	Represents the percentage of base salary paid as cash incentive compensation.
(4)	Represents the maximum percentage of base salary available as cash incentive compensation.

The Earnings target and the actual results for the year ended December 31, 2020, are set forth in the table in the Review of the Chief Executive Officer.

Review of Equipment Finance President. The Human Resources Committee of the Bank met outside the presence of management to review the performance of the Equipment Finance President. The Human Resources Committee of the Bank noted that the Chief Executive Officer had assessed the performance of the Equipment Finance President and the applicable cash incentive compensation based on the results of the Bank’s 2020 Equipment Finance President Incentive Compensation Plan. The Bank’s Equipment Finance President Incentive Compensation Plan rewards successes in growing the equipment finance and lessor finance portfolios based on Business Plan projections and underwriting standards. The Equipment Finance President, with the concurrence of the Chief Executive Officer, projected the Business Plan results based on numerous factors including the prior year’s volume funded and average outstanding, the allocation of relative credit risk between investment grade and other leases, the relative volume of discounted lease originations, the average outstanding balance of commercial loans to independent equity lessors, the yield achieved on lease and loan originations, the asset quality of the portfolio, current economic and projected market conditions, lease and loan repayments and other factors. The Equipment Finance Division achieved 85% of its Business Plan lease origination target balances.  Based on the relative achievements within the Equipment Finance Division, the Human Resources Committee of the Bank approved a $49,870 cash incentive compensation plan payment to the Equipment Finance President for 2020.  The Human Resources Committee of the Bank also approved a standard base compensation increase of 1.7% for the Equipment Finance President. The Board of Directors of the Bank ratified the actions of the Human Resources Committee of the Bank with respect to the Equipment Finance President.

Reasonableness of Compensation

After considering all components of the compensation program for the named executive officers, the Human Resources Committee of the Bank has determined that such compensation is reasonable and appropriate.

The cash incentive compensation programs for the Chief Executive Officer, the Chief Financial Officer, and the Equipment Finance President include both asset quality and internal control risk measurements. Similar controls exist within the incentive compensation plans for non-executive officers and employees, as applicable. In addition, the measurement and review of the asset quality and internal controls performance are separated from the applicable business operations, including audits by the Internal Audit Division, the Company’s independent external audit firm and other third-party independent reviews. Finally, the overall system of internal controls is robust and provides multiple levels of controls to reasonably detect and prevent instances of excessive risk taking within the organization.

Tax and Accounting Treatment

The Human Resources Committees of the Company and the Bank believe that, as compensation structures become more complex, the effects of the alternative minimum tax and other taxation issues could affect the net intended effect of the Company’s and the Bank’s compensation plans. Although no specific action is warranted at this time, the Human Resources Committees of the Company and the Bank intends to monitor the effects of the alternative minimum tax and other taxation issues on the Company and its directors, officers and associates when evaluating various compensation principles, practices and plans.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the compensation of the Company’s Chief Executive Officer and the other two most highly compensated executive officers (the “Named Executive Officers”) who served in such capacities during 2020:

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus		Non-Equity Incentive Plan Compensation		All Other Compensation(2)	Total Compensation
F. Morgan Gasior	2020	$521,099	$—		$52,020	(3)	$28,516	$601,635
Chairman of the Board, Chief Executive Officer	2019	461,539	—		79,283		30,806	571,628
Paul A. Cloutier	2020	$330,534	$—		$26,247	(4)	$30,377	$387,158
Executive Vice President and Chief Financial Officer	2019	293,965	—		29,495		30,181	353,641
Marci L. Slagle (1)	2020	$210,577	$100,000	(5)	$49,870	(6)	$10,746	$371,193
Equipment Finance President

(1)	Ms. Sagle joined BankFinancial as Equipment Finance President on February 18, 2020 and was not a named executive officer in 2019.
(2)	All other compensation for the named executive officers during fiscal 2020 is summarized below:
Name	Perquisites(i)	Insurance(ii)	Tax Reimbursement(iii)	401(k) Match	Other	Total “All Other Compensation”
F. Morgan Gasior	$15,733	$3,029	$1,323	$8,431	$—	$28,516
Paul A. Cloutier	$18,600	$2,246	$981	$8,550	$—	$30,377
Marci L. Slagle	$8,292	$320	$140	$1,994	$—	$10,746

(i)	Includes use of an automobile or an automobile allowance, and in the case of Messrs. Gasior and Cloutier, club dues.
(ii)

Consists of premiums paid by the Company during the fiscal year with respect to additional short- and long-term disability insurance for each named executive officer. Certain amounts were paid by the executive and reimbursed by the Company under employment agreement provisions that reduce, on a dollar-for-dollar basis, the Bank’s obligations under such executive’s employment agreement in the event of the executive’s death or disability by the amount of insurance proceeds received by the executive’s named beneficiary.

(iii)

Reflects reimbursement for income and employment taxes incurred by the executive as a result of the insurance premiums paid by the executive and reimbursed by the Company. See note (ii) above and discussion below for additional information.

(3)	Mr. Gasior is eligible to receive an incentive cash bonus up to 50% of base salary based on the achievement of weighted performance goals.
(4)	Mr. Cloutier is eligible to receive an incentive cash bonus up to 20% of base salary based on the achievement of weighted performance goals.
(5)	Ms. Slagle received a sign-on bonus of $100,000 in 2020, paid in equal $25,000 installments on March 20, June 26, September 18, and December 24.
(6)	Ms. Slagle is eligible to receive an incentive under the Equipment Finance President Incentive Compensation Plan. Maximum payout is not limited if certain business plan objectives are achieved during 2020.

Potential Payments upon Termination or Change of Control

The following table sets forth information concerning potential payments and benefits under the Company’s compensation programs and benefit plans to which the Named Executive Officers would be entitled upon a termination of employment as of December 31, 2020. As is more fully described on the following page, the named executive officers entered into employment agreements with the Company and/or the Bank, as applicable (each, an “Employment Agreement”), which provide for payments and benefits to a terminating executive officer following a termination other than for “cause” or by resignation. Except for the payments and benefits provided by the Employment Agreements, all other payments and benefits provided to any Named Executive Officer upon termination of his employment are the same as the payments and benefits provided to other eligible executives of the Bank.

	Potential Payments	Termination by the Bank			Other Types of Termination
Executive	Upon Termination or Change of Control	For Cause	For Disability (1)	Without Cause (2)	By Resignation	For Good Reason (2)	Upon Death (1)	Change of Control (3)
F. Morgan Gasior	Cash payments	$—	$1,216,936	$1,758,907	$—	$1,758,907	$1,216,936	$1,758,907
	Continued Benefits	—	20,824	25,850	—	25,850	20,824	25,850
Paul A. Cloutier	Cash payments	$—	$761,334	$1,057,384	$—	$1,057,384	$761,334	$1,057,384
	Continued Benefits	—	35,461	44,020	—	44,020	35,461	44,020
Marci L. Slagle (4)	Cash payments	$—	$—	$—	$—	$—	$—	$—
	Continued Benefits	—	—	—	—	—	—	—

(1)

For Messrs. Gasior and Cloutier cash payments include an amount equal to the average cash incentive compensation paid during the preceding two years prorated for the year of termination, prorated employer matching 401(k) contribution for the year of termination, and the base salary the executive would have received from the date of termination through the end of his employment period. Continued benefits reflect the incremental cost of core benefits to the Company during the executive's remaining employment period based on actual cost for 2020. Excludes any reduction in benefit as a result of disability insurance or federal social security disability payments.

(2)

For Messrs. Gasior and Cloutier cash payments include an amount equal to the average cash incentive compensation paid during the preceding two years prorated for the year of termination, prorated employer matching 401(k) contribution, and three times the executive’s three-year average cash compensation. Continued benefits reflect the incremental cost of core benefits to the Company for 36 months based on the actual cost for 2020.

(3)

The payments reflected in this column assume the executive terminated for good reason in connection with a change of control. For Messrs. Gasior and Cloutier cash payments include an amount equal to the average cash incentive compensation paid during the preceding two years prorated for the year of termination, prorated employer matching 401(k) contribution, and three times the executive’s three-year average cash compensation. Continued benefits reflect the incremental cost of core benefits to the Company for 36 months based on the actual cost for 2020.

(4)	During fiscal year 2020, Ms. Slagle was not entitled to receive any payments or benefits upon termination or a change in control.

Accrued Pay and Regular Retirement Benefits. The amounts shown in the table above do not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. These include:

•	Accrued but unpaid salary and vacation pay.
•	Distributions of plan balances under the Bank’s 401(k) plan. See “401(k) Plan” for an overview of the 401(k).

Employment Agreements. The Bank has entered into employment agreements with Messrs. Gasior and Cloutier and the Board of Directors of the Bank last reviewed the Bank’s employment agreements with Messrs. Gasior and Cloutier in 2020 and approved the extension of their terms through May 31, 2023. The reviews are conducted annually and the next review is scheduled to occur in the second quarter of 2021.

Under the employment agreements, the Bank will pay the executive officers the base salary as reflected in the Bank’s payroll records, subject to discretionary increases by the Board of Directors. The 2021 base salaries for Messrs. Gasior and Cloutier are $480,944 and $305,063, respectively. The employment agreements provide that the base salary may be increased but may not be decreased without the executive officer’s prior written consent. The employment agreements also provide that the executive officer will receive the use of an automobile or an automobile allowance and in the case of Messrs. Gasior and Cloutier, the payment of designated club dues, provided that, in a given year, these payments may not, in the aggregate, exceed 10% of the executive officer’s cash compensation. The employment agreements further provide that the executive officer is entitled to participate with other executive officers in cash incentive compensation plans and discretionary cash bonuses, if approved by the Board, respectively. In addition to base salary, cash incentive compensation plans or discretionary cash bonuses, as may be approved by the Board, the employment agreements provide for, among other things, participation in a Section 125 cafeteria plan, group medical, dental, and vision (referred to as the “Core Plans”), disability and life insurance plans, the 401(k) plan, and other employee and fringe benefits applicable to executive personnel.

During the employment period, each executive officer is provided with a supplemental disability insurance policy that pays 60% of base salary for the remaining term of the agreement in the event the executive officer is terminated due to disability. If an executive officer becomes disabled, his base salary will be reduced proportionately by the disability payments made under the disability policy and under the federal social security system. Each executive officer is responsible for paying the premiums but receives an annual allowance in an amount sufficient, on an after-tax basis, to equal the premium payments. In the event of termination of employment due to disability, the executive officer will be entitled to his earned salary, an amount equal to the annual average of any cash incentive compensation and bonus that the executive officer received during the preceding two fiscal years. The executive officer will receive the prorated employer matching 401(k) plan contribution that the executive officer would be entitled to receive for the current year. In addition, the executive officer will be entitled to the base salary the executive officer would have been paid through the date the employment period would have expired if the executive officer’s employment had not been sooner terminated due to disability, which will be reduced on a dollar-for-dollar basis by the disability insurance and federal social security disability payments referenced above, and continued coverage under the Core Plans through the date the employment period would have expired, subject to the executive officer’s continued payment of the costs and contributions for which he is responsible. After their continued coverage under the core plans expires, Mr. Cloutier will be provided with a cash insurance expense stipend if the Bank’s insurer will not allow them to remain in the Bank’s health insurance plan after their employment ends or until they become eligible for Medicare coverage or for coverage under another employer’s group health plan. Mr. Gasior will have access to health insurance until he qualifies for Medicare provided that he pays the annual insurance premiums at COBRA rates.

In the event the executive officer’s employment is terminated due to death, his surviving spouse and minor children, if any, will be entitled to the same coverage under the core plans that the executive officer would have been provided if his employment had terminated due to disability. In addition, the executive officer’s estate or trust, as applicable, will be entitled to the base salary the executive officer would have been paid through the date the employment period would have expired if the executive officer’s employment had not been sooner terminated due to death. The Bank will generally have no obligation to pay or provide an executive officer’s estate, surviving spouse, or minor children with any other compensation or benefits on account of the executive officer’s death.

In the event the executive officer’s employment is terminated without cause by the Bank, the executive officer will receive his earned salary, prorated incentive compensation, accrued plan contribution, and continued coverage under the Core Plans for 36 months. Continued coverage under the Core Plans is subject to the executive officer’s payment of costs and contributions for which he is responsible. After their continued coverage under the Core Plans expires, Mr. Cloutier will be provided with a cash insurance expense stipend; Mr. Gasior will have access to health insurance until he qualifies for Medicare provided that he pays the annual insurance premiums at COBRA rates. In the event of a termination without cause, the executive would be paid an amount equal to three times the average annual compensation. Payment of benefits would be made in a single lump sum, except for payments upon death and payments that exceed certain “safe harbor” provisions of the Internal Revenue Code.

Under the employment agreements, the executive officer may terminate his employment for “Good Reason” by giving notice within 60 days after the event giving rise to the right to terminate employment. Good Reason generally includes (i) the Bank’s decision not to re-elect or failure to re-elect the executive officer to his present position; (ii) the Bank's failure to extend the executive officer's employment period on the anniversary date for an additional year; (iii) the relocation of the executive officer’s principal place of employment by more than a specified distance; (iv) the reduction in the executive officer’s base salary or a material reduction in benefits to which the executive officer is entitled; (v) the liquidation or dissolution of the Bank or the Company; (vi) the Bank’s material uncured breach of the employment agreement; and (vii) the occurrence of a “Change of Control” as such term is defined in the 2006 EIP. With respect to Mr. Gasior’s employment agreement, “Good Reason” also includes the failure to elect or re-elect him as Chairman of the Board of Directors of the Bank, a change in the composition of the Board of Directors of the Bank such that the current directors no longer constitute a majority of the board other than in certain circumstances where the new board is nominated or appointed by the existing board, or a significant reduction in the scope of his duties, powers, privileges, authority or responsibilities. In the event an executive officer’s employment is terminated for Good Reason, he will receive the same amounts, the same coverage under the Core Plans and the same health insurance coverage continuation rights that he would have received if his employment had been terminated without cause. An executive officer who terminates his employment by resignation other than due to Good Reason will only be entitled to his earned salary and vacation through the date of termination.

The executive officer is required under the employment agreement to execute a general release in consideration for any severance amounts. The executive officer also agrees not to compete with the Bank or its affiliates for six months after termination or during the period that severance amounts are paid, if longer. In addition, the executive officer agrees not to solicit the Bank’s customers, their business or the Bank’s employees for eighteen months, which may be reduced in certain circumstances. Payment of amounts due the executive officers under the employment agreements will generally be made in a single lump sum.

The Company has entered into employment agreements with Messrs. Gasior and Cloutier and the Board of Directors of the Company last reviewed the Company’s employment agreements with Messrs. Gasior and Cloutier in 2020 and approved the extension of their terms through May 31, 2023. The reviews are conducted annually and the next review is scheduled to occur in the second quarter of 2021.

The Company does not separately compensate Messrs. Gasior or Cloutier for their services to the Company. Instead, the Bank pays and provides their cash compensation and benefits, and allocates a portion of this expense to the Company pursuant to an intercompany expense sharing arrangement in proportion to the time and services that they provide to the Company. The employment agreements between the Company and Messrs. Gasior and Cloutier thus provide that any cash compensation and benefits that become simultaneously due under both their employment agreements with the Company and their employment agreements with the Bank will be subtracted from those due Messrs. Gasior and Cloutier under their respective employment agreements with the Company. The payments and benefits that each of Messrs. Gasior and Cloutier will receive under his employment agreement with the Company if his employment is terminated without cause, for Good Reason or due to death or disability are the same as those provided for in their respective employment agreements with the Bank.

The primary material differences between the Company’s employment agreements with Messrs. Gasior and Cloutier and their respective employment agreements with the Bank are that their employment agreements with the Company provide that, upon the termination of employment based on the occurrence of a Change of Control as that term is defined in the 2006 EIP, (i) the restricted periods applicable to the non-competition and non-solicitation covenants set forth in their respective employment agreements with the Company and their employment agreements with the Bank will be reduced to six months and the scope of the competitive restrictions will be limited to those that existed immediately prior to the Change of Control; and (ii) all obligations that may become due simultaneously under both the Company’s employment agreements with Messrs. Gasior and Cloutier and their respective employment agreements with the Bank will first be provided under their employment agreements with the Company. The Company employment agreements do not impose a limit on the compensation that would be payable to Messrs. Gasior or Cloutier upon the occurrence of a Change of Control to avoid an “excess parachute payment” under Section 280G of the Internal Revenue Code.

Compensation of Directors

Directors’ Fees. All directors of the Company, other than Mr. O’Neill and Ms. Zukonik, are also directors of the Bank. Except for Mr. Gasior, who receives no fees for serving as a director, committee chairperson or committee member, the directors of the Bank received a Board fee of $3,000 per month for preparing for and attending meetings of the Board of Directors of the Bank. The directors of the Company received a Board fee of $1,500 per month.  Except for the Audit Committee, the Bank did not pay its directors a separate fee during 2020 for serving on board committees. The members of the Audit Committee were paid an Audit Committee fee during 2020 because the Audit Committee is a required entity with separate responsibilities established by applicable laws and regulations. During 2020, the Company paid an Audit Committee fee of $500 per month to Mr. Hausmann (the Chairman of the Audit Committee), and $400 per month to Messrs. Wells and Wherfel (members of the Audit Committee).

Mr. O’Neill and Ms. Zukonik were compensated for their service as a director of the Company because they are not directors of the Bank. Mr. O’Neill and Ms. Zukonik received a Board fee of $1,500 per month. Mr. O’Neill was reimbursed for his travel expenses for attending meetings of the Board of Directors of the Company.

The table below provides information on 2020 compensation for directors who served in 2020. Directors receive no perquisites in addition to the scheduled fees paid to each member, except as noted below:

Name	Fees Earned or Paid in Cash ($) (1)	Total ($)
Cassandra J. Francis	$54,000	$54,000
John M. Hausmann, C.P.A.	$60,000	$60,000
Thomas F. O’Neill (2)	$18,000	$18,000
Terry R. Wells	$58,800	$58,800
Glen R. Wherfel, C.P.A.	$58,800	$58,800
Debra R. Zukonik (3)	$1,500	$1,500

(1)	Fees for Ms. Francis and Messrs. Hausmann, Wells, and Wherfel include fees for service on the Board of Directors of the Bank in the amount of $36,000.
(2)	Mr. O'Neill will be retiring from the Board of Directors of the Company effective on the date of the 2021 Annual Meeting of Stockholders.
(3)	Ms. Zukonik joined as a Director of the Company, effective December 17, 2020.

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to the rules and regulations of the SEC, the compensation of the Chief Executive Officer and the other two most highly compensated executive officers of the Company and Bank (collectively, the “Named Executive Officers”) is described in detail in the “Narrative Discussion of Executive Compensation” and “Executive Compensation” sections of this Proxy Statement, including the compensation tables and the accompanying narrative discussions.

At our 2017 Annual Meeting, we provided stockholders with the opportunity to vote on an advisory, non-binding basis as to the frequency that stockholders would vote on a “say-on-pay” proposal, which gives stockholders the opportunity to endorse or not endorse, on an advisory, non-binding basis, the compensation paid to our Named Executive Officers. In light of the advisory vote of stockholders at our 2017 Annual Meeting, we determined to hold the “say-on-pay” advisory vote on an annual basis until the next frequency vote, which is occurring at the 2023 Annual Meeting. Accordingly, stockholders have the opportunity to vote on an advisory, non-binding resolution at the Annual Meeting to approve the compensation of our Named Executive Officers, as described in this Proxy Statement under “Narrative Discussion of Executive Compensation” and the compensation tables and narrative disclosure.

We are asking you to indicate your support for the compensation of our Named Executive Officers as described in this Proxy Statement. This vote is not intended to address any specific item of executive compensation, but rather the overall compensation of our Named Executive Officers and the compensation policies and practices described in this Proxy Statement.

The “say-on-pay” proposal will be presented at the Annual Meeting in the form of the following resolution:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed in this Proxy Statement pursuant to Item 402 of Securities and Exchange Commission Regulation S-K, including the Narrative Discussion of Executive Compensation, compensation tables and narrative discussion, is hereby APPROVED.”

The Board of Directors recommends that the stockholders of the Company vote “FOR” this resolution.

The Board of Directors believes that the Company’s compensation policies and procedures appropriately encourage a culture of pay for performance, serve to attract and retain experienced, highly qualified executives who are critical to the Company’s long term success, and align the compensation of the Named Executive Officers with the long term interests of the Company and its stockholders. Consistent with these objectives, and as discussed more fully in the “Narrative Discussion of Executive Compensation” section of this Proxy Statement:

•

The Chief Executive Officer, the Chief Financial Officer, and the Equipment Finance President received cash incentive plan payments for the year ended December 31, 2020.  The Equipment Finance President received a sign-on bonus.

•	Base compensation increased 1.7% for Chief Executive Officer, Chief Financial Officer and the Equipment Finance President in 2021.
•	Base compensation increased 1.7% for the Chief Executive Officer and the Chief Financial Officer in 2020.

The approval of this resolution requires the affirmative vote of a majority of the votes cast at the Annual Meeting, without regard to either broker non-votes or shares as to which the “ABSTAIN” box has been selected on the proxy card. At our 2020 Annual Meeting of Stockholders, over 94% of the advisory votes cast were for the approval of the compensation paid to the Company’s Named Executive Officers.

Where no instructions are indicated, validly executed proxies will be voted “FOR” this resolution.

The advisory vote on this resolution will not be binding on the Board of Directors or the Compensation Committee, and will not overrule their prior decisions with respect to the compensation that was paid or awarded to any Named Executive Officer or create or imply any additional fiduciary duty on the Board of Directors or the Human Resources Committee of the Company or the Bank. The Board of Directors and the Human Resource Committee will review the voting results and take them into account when making future decisions on the compensation of the Named Executive Officers, and will periodically review all material elements of the Company’s executive compensation program and procedures to ensure that they continue to fulfill their objectives. Stockholders have an opportunity to vote annually on the compensation of the Company’s Named Executive Officers.

ETHICS AND BUSINESS CONDUCT MATTERS

The Company conducts no business activities other than activities relating to capital management, stockholder relations, and acting as a source of financial strength for its subsidiary, BankFinancial NA (the “Bank”). The Company and the Bank maintain comprehensive policies, procedures, internal controls and practices with respect to ethics and business conduct matters, including:

•

Codes of Ethics & Business Conduct: The Company has adopted a Code of Ethics for Senior Financial Officers that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer, and persons performing similar functions. A copy of the Company’s Code of Ethics was previously filed as Exhibit 14 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005. Any amendments to and waivers of the requirements of the Code of Ethics for Senior Financial Officers will be disclosed on the Company website, www.bankfinancial.com.

The Company has also adopted a Code of Business Conduct, pursuant to the listing standards of the NASDAQ Stock Market that applies generally to the Company’s directors, officers, and employees. The Company and the Bank conduct training with respect to these matters at least annually. The Company and the Bank maintain appropriate independent, anonymous channels of communication available on a continuous basis to the Internal Audit Division for notification of potential or actual violations of the Bank’s systems of internal controls, applicable laws, regulations or Bank policies.

•

Anti-Money Laundering Policy and Risk Management: The Bank maintains a Bank Secrecy Act / Anti-Money Laundering Policy that is reviewed at least annually by its Board of Directors. The Bank conducts compliance training programs, from entry-level to executive-level (including the Board of Directors of the Bank), focused on Bank Secrecy Act / Anti-Money Laundering, at least annually.

•

Anti-Money Laundering Policy External Review: The Audit Committee of the Board of Directors of the Bank reviews an annual independent external compliance audit of the Bank Secrecy Act / Anti-Money Laundering Policy and its related compliance program in accordance with the standards of the Federal Financial Institutions Examination Council (“ FFIEC”).

•

Anti-Bribery Policy: The Bank maintains a Professional Responsibility Policy requiring compliance with the Bank Bribery Amendments Act of 1985. The Bank conducts compliance training program with respect to its anti-bribery policy on a periodic basis. The Bank maintains appropriate independent, anonymous channels of communication available on a continuous basis to the Internal Audit Division for notification of potential or actual violations of the Bank’s systems of internal controls, applicable laws, regulations or Bank policies.

•

Political Activities:  The Bank maintains a Professional Responsibility Policy requiring compliance with the Federal Election Campaign Act of 1971, which prohibits contributions of any kind to any federal, state or local primary or general election campaign or candidate by the Bank, or reimbursement of any such contributions by employees. The Bank maintains controls and conducts external and internal audit testing for compliance with its Professional Responsibility Policy. The Bank maintains appropriate independent, anonymous channels of communication available on a continuous basis to the Internal Audit Division for notification of potential or actual violations of the Bank’s systems of internal controls, applicable laws, regulations or Bank policies.

•

Stakeholder Engagement Activities: The Company conducts quarterly conference calls for investors and other interested parties. The Company also periodically participates in investor conferences conducted by investment banking firms. The Company maintains telephone and electronic mail access for media, investor and stakeholder communications which is monitored by senior officers of the Company.

INFORMATION SECURITY MATTERS

The Company conducts no business activities other than activities relating to capital management, stockholder relations, and acting as a source of financial strength for its subsidiary, BankFinancial NA (the “Bank”). The Bank maintains comprehensive policies, procedures, internal controls and practices with respect to information security, including:

•

Information Security Policy and Risk Management:  The Bank maintains an Information Security Policy reviewed and updated as needed, and at least annually by its Board of Directors. The Boards of Directors of the Company and the Bank also review a formal Information Security Report at least annually. The Bank conducts an extensive training program, from entry-level to executive-level, focused on information security and customer data privacy. As part of its Enterprise Risk Management protocols, the Company and the Bank maintain insurance policies appropriate for the scope of its operations, and there is coverage for risks related to information security and customer data privacy.

•

Information Technology & Information Security Audits:  The Bank conducts independent external and internal audits of internal controls relating to information technology and information security in accordance with standards established by the Federal Financial Institutions Examination Council (FFIEC). Pursuant to their respective Charters, the Audit Committees of the Company and the Bank review the effectiveness of the Bank’s internal controls, including those controls related to information security, based on independent external audit and internal audit reports.

•

Customer Data Privacy: The Bank maintains and publishes its Customer Data Privacy Policy on its official website. The Policy includes disclosures of the use and sharing of certain customer information, as well as the significant restrictions the Bank places on such activities. In addition, the Bank maintains policies restricting the knowing use or collection of information about children under 13 by the Bank, other than to provide parental notice or consent. The Bank also maintains policies and controls over the use of electronic mail solicitations, including a customer’s ability to “opt-out” of electronic solicitations at any time.

The Bank maintains policies, controls and training programs concerning customer information security, including transaction processing. The Bank requires multi-factor authentication for on-line banking access as well as additional controls for transaction processing. The Bank also has policies and controls to identify, classify and limit access to non-public customer information, including a comprehensive vendor management program.

•

Customer Data Privacy Reviews: The Bank conducts independent external and internal reviews of internal controls relating to customer data privacy and data security in accordance with the requirements of the Graham-Leach-Bliley Act, the Right to Financial Privacy Act, and standards established by the FFIEC. Pursuant to their respective Charters, the Audit Committees of the Company and the Bank review the effectiveness of the Bank’s internal controls, including those controls related to customer data privacy based on independent external audit and internal audit reports.

•

Customer Data Accuracy: The Bank maintains multiple channels for customer engagement and feedback, including formal policies and controls governing responses to official customer complaints or reports of inaccurate consumer financial data. When applicable and practicable, the Bank’s Marketing & Sales Division incorporates customer responses into the Bank’s product and service development and delivery.

•

Information Security Incident Response: The Bank maintains information security incident response plans for various information security/data breach scenarios. The Bank tests its incident response plans at least annually. Pursuant to applicable federal and state laws, regulations and FFIEC standards, the Bank maintains incident response notification procedures for affected customers, including notification of federal regulatory authorities and law enforcement. For the preservation of all possible avenues for law enforcement, the Bank does not disclose information security incidents to the general public unless required by law or directed by applicable lawful authority.

ENVIRONMENTAL MATTERS

The Bank maintains certain policies and practices with respect to environmental matters, including:

•

Environmental Protection and Sustainability: The Bank maintains policies to detect and prevent adverse environmental conditions with respect to the business operations of its borrowers; in addition, the Bank provides specialized financing for remediation of environmentally-contaminated real property to restore the property to a condition in compliance with federal and state environmental protection laws and regulations.

In 2021, the Bank’s Equipment Finance Division financed the Bank’s first solar energy project involving a state educational department. In 2021 to 2022, the Bank’s objective is to finance renewable energy projects and facilities in an amount up to 20% of its Tier 1 tangible capital.

With respect to the Bank’s facilities and operations, the Bank’s operations and branch office density present an inherently low profile in terms of carbon emissions. To the extent supported by local municipalities, the Bank participates in plastic and metal recycling programs. The Bank’s migration to digital transaction execution and information delivery significantly reduces the Bank’s consumption of paper and road delivery services. The Bank’s capital investment program continues to invest in energy-efficient lighting and HVAC systems, which can produce reductions of up to 60% compared to historical energy usage and non-recyclable materials replacement.

•

Environmental Supply-Chain Management:  100% of the direct supply-chain for the Company and the Bank is based in the United States. Due to the absence of any international component to the direct supply chain, the Company and the Bank do not maintain global vendor codes of conduct with respect to environmental matters.

SOCIAL AND COMMUNITY MATTERS

The Company or the Bank maintains several activities with respect to community and social matters:

•

Community Investment, Participation and Support: The Bank is a leader in community investment, with nine consecutive “Outstanding” Community Reinvestment Act ratings since 1998 as determined by agencies of the U.S. Treasury Department. The Bank maintains a leadership position in lending to providers of affordable multi-family residential housing in its primary market, and in providing financing to providers of healthcare and community support services to low-income individuals and families, developmentally disabled persons, and the elderly. The Bank provides financial and in-kind support by its associates to over 100 charitable organizations within its communities.

•

Workforce:  With minorities and women equal to 75% of the Bank’s workforce and 67% of the Bank’s management leadership, the Bank maintains workforce diversity broadly consistent with its communities.  With respect to the composition of the Company’s Board of Directors continuing in office, women and minorities constitute 50% of the total Board membership.

•

Human Rights Policy: 100% of the workforce of the Company and the Bank are based in the United States. The Company and the Bank maintains appropriate equal opportunity, anti-discrimination, anti-harassment and workplace safety policies and practices, including independent, anonymous channels of communication available every day to the Human Resources Division and Internal Audit Division for notification of potential or actual violations of the Bank’s Human Rights policies and practices.

•

Human Rights Convention: The Board of Directors of the Company has affirmed the Company’s agreement with and support for the International Covenant for Civil and Political Rights (ICCPR) as ratified by the United States Senate in 1992.

•

Human Rights & Supply-Chain Management: 100% of the direct supply-chain for the Company and the Bank is based in the United States, and is therefore subject to federal and state civil rights and labor laws and regulations. The Bank maintains a Vendor Management Policy which includes local community inclusion, civil rights, and labor compliance standards in vendor selection.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Any stockholder who wishes to contact the Board of Directors or an individual director may do so by writing to the Board of Directors or the individual director care of, BankFinancial Corporation, 60 North Frontage Road, Burr Ridge, Illinois 60527, Attention: James J. Brennan, Secretary. Each communication received will be reviewed by the Secretary and distributed to the Board of Directors or the individual director, as appropriate, depending on the facts and circumstances outlined in the communication. The Secretary may attempt to handle an inquiry directly or forward a communication to another employee of the Company for response. The Secretary also has the authority not to forward a communication to the Board of Directors or an individual director if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

TRANSACTIONS WITH CERTAIN RELATED PERSONS

Neither the Bank nor the Company had any outstanding extensions of credit as of December 31, 2020 to any executive officer or directors or to a related interest of a director or executive officer. The Bank’s Professional Responsibility Policy provides that no director or executive officer (as defined by the Bank’s Board of Directors) may provide goods or services to the Bank or an affiliate (which includes the Company) unless approved by the disinterested majority of the Board of Directors after full disclosure and it is determined that the arrangement is fair and appropriate. In addition, all transactions between the Bank or its affiliates and a director or executive officer must be conducted on an arm’s length basis, comply with all applicable laws and regulations and be on terms that are no more favorable to the director or executive officer than those afforded to similarly situated customers and vendors.

STOCKHOLDER PROPOSALS

In order to be eligible for inclusion in the proxy materials for next year’s annual meeting of stockholders, any stockholder proposal to take action at such meeting must be received at BankFinancial Corporation’s executive office, 60 North Frontage Road, Burr Ridge, Illinois 60527, no later than 5:00 P.M., Chicago, Illinois Time, on December 16, 2021. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended, and the Company’s bylaws.

ADVANCE NOTICE OF BUSINESS TO BE CONDUCTED AT AN ANNUAL MEETING

The Company’s bylaws provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before an annual meeting of stockholders. In order for a stockholder to properly bring business before an annual meeting, or to propose a nominee for election to the Board of Directors, the stockholder must give written notice to the Secretary of the Company not earlier than the 150th day nor later than 5:00 P.M., Chicago, Illinois Time, on the 120th day prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 P.M., Chicago, Illinois Time, on the later of the 120th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. The notice must include:

•	As to each individual whom the stockholder proposes to nominate for election or re-election as a director,

◦	the name, age, business address and residence address of such individual;
◦	the class, series and number of any shares of stock of BankFinancial Corporation that are beneficially owned by such individual;
◦	the date such shares were acquired and the investment intent of such acquisition; and
◦

all other information relating to such individual that is required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended, and the rules thereunder (including such individual’s written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected);

•

As to any other business that the stockholder proposes to bring before the meeting, a description of such business, the reasons for proposing such business at the meeting and any material interest in such business of such stockholder and any “Stockholder Associated Person” (as defined in the Company’s bylaws), individually or in the aggregate, including any anticipated benefit to the stockholder and the Stockholder Associated Person therefrom;

•

As to the stockholder giving the notice and any Stockholder Associated Person, the class, series and number of all shares of stock of the Company which are owned by such stockholder and by such Stockholder Associated Person, if any, and the nominee holder for, and number of shares owned beneficially but not of record by such stockholder and by any such Stockholder Associated Person;

•

As to the stockholder giving the notice and any Stockholder Associated Person described above, the name and address of such stockholder, as they appear on the Company’s stock ledger and current name and address, if different, and of such Stockholder Associated Person; and

•

To the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the nominee for election or re-election as a director or the proposal of other business on the date of such stockholder’s notice.

Nothing in this Proxy Statement shall be deemed to require the Company to include in its Proxy Statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

Advance written notice for certain business, or nominations to the Board of Directors, to be brought before the 2022 Annual Meeting of Stockholders must be given to the Company no earlier than November 16, 2021 and no later than 5:00 P.M., Chicago, Illinois Time, on December 16, 2021. If notice is received before November 16, 2021 or after 5:00 P.M., Chicago, Illinois Time, on December 16, 2021, it will not be considered timely, and the Company will not be required to present the matter at the next Annual Meeting of Stockholders.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the Annual Meeting other than the matters described above in the Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that the holders of the proxies will act as determined by a majority vote of those present and voting.

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED December 31, 2020 WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO BANKFINANCIAL CORPORATION, 60 NORTH FRONTAGE ROAD, BURR RIDGE, ILLINOIS 60527, ATTN: JAMES J. BRENNAN, SECRETARY.

BY ORDER OF THE BOARD OF DIRECTORS

James J. Brennan
Secretary

Burr Ridge, Illinois

April 15, 2021

 APPENDIX A

BANKFINANCIAL CORPORATION

AUDIT COMMITTEE OF THE BOARD OF

DIRECTORS COMMITTEE CHARTER

(As amended by the Board of Directors on April 8, 2021)

I.	PURPOSE OF THE AUDIT COMMITTEE

The Audit Committee shall be directly responsible for the appointment and dismissal, compensation, and oversight of the Company’s Internal Auditor and independent auditor, and may not delegate any of such responsibilities to others. The Committee shall assist the Board in its oversight of:

•

The integrity, accuracy and completeness of the Company’s financial statements and other significant written financial information provided by the Company to any regulatory organization or the public in compliance with all applicable laws and regulations;

•	The Company’s auditing, accounting and financial reporting processes;

•	The Company’s systems of internal controls regarding asset/liability management, lending, finance, deposit services and other risk exposures;

•	The Company’s compliance with legal and regulatory requirements;

•	The retention and dismissal of the independent auditor as well as the review of the independent auditor’s qualifications, engagements, compensation and performance;

•	The performance of the Company’s internal audit function;

•	The adequacy of this charter and recommend any changes to the Board based on the advice of outside counsel concerning the current standards applicable to publicly-held corporate Audit Committees; and,

•

The assessment of the Committee’s operational performance on an annual basis, with the assistance of its outside counsel, the independent auditor or other consultants as it deems appropriate. The Committee will provide its self- assessment and recommendations for any changes to the Board. The Committee shall also recommend any changes to its allocation of resources resulting from its performance self-assessment.

•	Provide an open avenue of communication among management, the Internal Auditor, the independent auditors, senior management and the Board of Directors.

The Committee does not prepare financial statements on behalf of the Company or perform the Company’s audits, and its members are not the Company’s auditors and do not certify the Company’s financial statements. These functions are performed by the Company’s management and independent auditor.

II.	MEMBERSHIP

All members of the Audit Committee shall be independent of the Company management and free of any relationship that would compromise their exercise of independent judgment as Committee members. Each member of the Committee must satisfy all applicable qualification and independence requirements set forth in the rules and regulations of applicable regulatory organizations. The Committee shall monitor its continuing compliance with all membership requirements.

The Committee must consist of at least three directors. The responsibilities of a member of the Committee are in addition to responsibilities as a member of the Board and, accordingly, members receive additional compensation for Committee service.

The Company may assist the Committee in maintaining the appropriate financial literacy, and is responsible for providing the Committee with educational resources related to accounting principles and procedures, current accounting topics pertinent to the Company, and other matters as may be requested. The Company may also provide new members with educational opportunities and appropriate orientation briefings.

III.	FREQUENCY OF MEETINGS

The Committee shall meet as frequently as necessary but no less than four times annually. The Committee shall also meet at the request of the Chief Executive Officer, the Chief Financial Officer, the Internal Auditor or the independent auditor. The Board of Directors shall designate a Chairperson of the Committee. The Committee Chairperson shall approve an agenda in advance of each meeting. A majority of the members of the Committee shall constitute a quorum. The Committee shall maintain minutes or other records of its meetings and activities.

The Committee shall, through its Chairperson, report regularly to the Board following the meetings of the Committee, addressing the matters designated by this Charter and such other related matters as the Committee may deem appropriate.

IV.	AUTHORITY

The Audit Committee may conduct or authorize investigations into any matters within the scope of this Charter. The Committee may also take any other action permitted by applicable laws, rules and regulations necessary to accomplish any action authorized by this charter.

The Committee may conduct meetings in executive session, with or without management, the Internal Auditor or the independent auditor (in each case, either individually or jointly) to effect the appropriate environment of communication and coordination for the Committee’s purposes and responsibilities pursuant to this Charter.

The Committee may request reports from the Chief Executive Officer or Chief Financial Officer. The Committee may also retain (and has the sole discretion to determine the funding for) experts to advise or assist it, including outside counsel, accountants, financial analysts or others.

V.	SCOPE OF COMMITTEE RESPONSIBILITIES

The scope of Committee responsibilities is as follows:

A.	Financial Reporting Processes

•

In consultation with the Internal Auditor and the independent auditors, review the accuracy and completeness of the Company’s financial reporting processes, both internal and external, in compliance with all applicable laws and regulations. The review should include the adequacy and effectiveness of the accounting and financial controls of the Company and any recommendations by the independent or internal auditor for improvements or particular areas where new or more detailed controls or procedures are desirable;

•

Establish regular and separate systems of reporting to the Committee by management, the Internal Auditor and the independent auditor regarding any significant judgments or assumptions made in management’s preparation of the financial statements and the appropriateness of such judgments;

•

Inquire of management, Internal Auditor and the independent auditors about significant risks or exposures involving accounting policies, internal controls or compliance matters and assess the steps management has taken to minimize such risks;

•

Periodically consult with the Internal Auditor and the independent auditors without the presence of management about the system of internal controls and the completeness and accuracy of the Company’s financial statements;

•

Receive written representations from management as to the integrity of the Company’s internal controls and financial reporting systems and the conformity of the Company’s financial statements with generally accepted accounting principles and applicable regulatory accounting principles;

•	Review any significant disagreement among management, the Internal Auditor and the independent auditors in connection with the preparation of the financial statements;

•

Consider and approve, if appropriate, material changes to the Company’s accounting and auditing principles and practices as needed or as recommended by management, the Internal Auditor or the independent auditors.

B.	Conduct of Internal Auditing

•

Review the internal audit function of the Company, including the annual audit plan as revised to incorporate adjustments due to changes in the business of the Company or arising from the cycle of internal controls review;

•

Review with the Internal Auditor and the independent auditors the coordination of audit efforts to assure completeness of coverage, reduction of redundant efforts and the effective use of audit resources;

•

Review the appointment, replacement, reassignment or dismissal of the Internal Auditor, the sufficiency of resources dedicated to the internal audit function and the independence of the Internal Auditor and internal audit function;

•	Review internal audit reports and management’s responses thereto;

•

Receive written representation from the Internal Auditor that there were no significant difficulties encountered during the course of internal audits, including any restrictions on the scope of their work or access to required information;

•	Review the Internal Audit Division’s compliance with the Institute of Internal Auditors’ Standards for the Professional Practice of Internal Auditing.

C.	Conduct of Independent Auditing

•

Subject to ratification by shareholders, the Audit Committee shall have the sole authority to appoint or replace the independent auditors. The Audit Committee shall be directly responsible for the compensation of the independent auditors (for both the independent audit and approved non-audit services). The independent auditors shall report directly to the Audit Committee;

•

Subject to the prohibitions in Exhibit A, approve all audit and non-audit services to be performed by the independent auditors prior to the performance of that work (including all fees and expenses), either directly by the Audit Committee or in accordance with any pre-approval policy that may be adopted by the Audit Committee, provided that pre-approval shall not be required for any services that are exempt as de minimus under federal regulations or applicable listing requirements;

•	Review the qualifications and experience of senior members of the independent audit team and the independent auditor’s performance and fees;

•

Review and discuss with the independent auditors all significant relationships the independent auditors have with the Company to confirm independence. The Audit Committee shall also approve the hiring of employees or former employees of the independent auditor;

•

Review with the independent auditor any problems or difficulties in connection with the independent audit and management’s response, review the independent auditor’s attestation and report on management internal control report, and hold timely discussions with the independent auditors regarding the following: (1) all critical accounting policies and practices; (2) all alternative treatments of financial information within generally accepted accounting principles or regulatory accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatment, and the treatment preferred by the independent auditor; (3) other material written communications between the independent auditor and management, including, but not limited to, the management letter and schedule of unadjusted differences; and (4) an analysis of the auditor’s judgment as to the quality of the Company’s accounting principles, discussing significant reporting issues and judgments made in connection with the preparation of the Company’s financial statements;

•

Obtain and review annually a report by the independent auditor describing (1) the auditing firm’s internal quality control procedures and (2) any material issues raised by its most recent quality control review or investigation within the preceding five years and steps taken to resolve those issues.

D.	Conduct of Information Technology & Information Security Auditing

•

Review of the minutes of the Audit Committee of the Bank with respect to the effectiveness of the Bank’s internal controls concerning Information Technology, including those controls related to information security, based on independent external audit and internal audit reports, and the presence or absence of any information security breaches or incidents;

•	Participate in continuing education with respect to emerging issues and trends in information technology auditing and information security;

•	Review of the minutes of the Audit Committee of the Bank with respect to the effectiveness of the Bank’s internal controls concerning Third-Party Vendor Management.

E.	Conduct of Legal & Regulatory Compliance Management

•	Review the Company’s Code of Ethics & Business Conduct and recommend any changes or additions thereto;

•

Establish procedures whereby (1) officers and associates can confidentially and anonymously submit to the Committee concerns or issues regarding the Company’s accounting or auditing principles and practices and (2) the tracking of the receipt, retention and treatment of such complaints is effected by the Internal Audit Division for direct reporting to the Committee;

•

Review the effectiveness of the Company’s regulatory compliance program, including any changes to policies or practices recommended by management, the Internal Auditor, the independent auditors or outside counsel;

•	Review all regulatory examination reports, management responses and any matters concerning resolution activities that the Internal Auditor believes appropriate for the Committee’s attention;

•	Review with the Company’s outside legal counsel any legal matters that may materially affect the Company’s financial statements or public filings and reports;

•

Review related party transactions consistent with all regulatory requirements, including the procedures with respect to expense account management and use of corporate assets by directors, officers and associates;

•	At least annually, assess any emerging accounting or regulatory issues that may have a material effect on the Company’s financial statements or public filings and reports in the future.

F.	Public Filings & Reports

•

Review the Company’s quarterly and annual SEC filings, including the financial statements, Management Discussion & Analysis information and management certifications with the Chief Executive Officer, Chief Financial Officer, the Internal Auditor and the independent auditors;

•	Review earnings press releases and information provided to analysts and rating agencies;

•	Review reports or other financial information, as deemed necessary and appropriate, prior to submission to the applicable regulatory organization or to the public;

•	Submit an annual report of the Committee to shareholders in the Company’s Proxy Statement as required by the U.S. Securities and Exchange Commission.

VI.	CONCLUSION

The Committee is to serve as an independent and objective party to monitor the Company’s financial reporting process and system of internal controls on behalf of the Board and shareholders. While maintaining its independence and integrity at all times, the Committee must also provide an open avenue of communication among management, the Internal Auditor, the independent auditors and the Board of Directors to properly fulfill its mission.

EXHIBIT A - PROHIBITED NON-AUDIT SERVICES

The following services may not be provided by the independent auditor contemporaneously with the audit:

•	Bookkeeping or other services related to the accounting records or financial statements of the Company;

•	Financial information systems design and implementation;

•	Appraisal or valuation services, fairness opinions, or contribution-in-kind reports;

•	Actuarial services;

•	Internal audit outsourcing services;

•	Management functions or human resources;

•	Broker or dealer, investment advisor, or investment banking services;

•	Legal services and expert services unrelated to the audit;

•	Any other service that the Public Company Accounting Oversight Board determines is impermissible.

APPENDIX B

BANKFINANCIAL CORPORATION

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

OF THE BOARD OF DIRECTORS

COMMITTEE CHARTER

(Adopted by the Board of Directors on February 24, 2010)

I.         PURPOSE OF THE COMMITTEE

The Corporate Governance and Nominating Committee shall be directly responsible for recruitment and evaluation of incumbent and new candidates for election to the Board of Directors.

II.       MEMBERSHIP

The Board shall appoint the members of the Corporate Governance and Nominating Committee annually. All members of the Committee shall be independent of the Company’s management and free of any relationship that would compromise their exercise of independent judgment as Committee members. Directors eligible for re-nomination during the current calendar year are not eligible for appointment as members of the Committee for the current year. Each member of the Committee must satisfy all applicable qualification and independence requirements set forth in the rules and regulations of applicable regulatory organizations.

III.      FREQUENCY OF MEETINGS

The Committee shall meet as frequently as necessary but no less than annually. The Committee shall also meet at the request of the Chief Executive Officer or a majority of the Board of Directors. The Board of Directors shall designate a Chairperson of the Committee. The Committee Chairperson shall approve an agenda in advance of each meeting. A majority of the members of the Committee shall constitute a quorum. The Committee shall maintain minutes or other records of its meetings and activities.

The Committee shall, through its Chairperson, report regularly to the Board following the meetings of the Committee, addressing the matters designated by this Charter and such other related matters as the Committee may deem appropriate.

IV.       AUTHORITY

The Committee may conduct or authorize investigations into any matters within its scope of this Charter. The Committee may also take any other action permitted by applicable laws, rules and regulations necessary to accomplish any action authorized by this charter. The Committee may conduct meetings in executive session with members of the Board of Directors or new candidates (in each case, either individually or jointly) to effect the appropriate environment of communication and coordination for the Company’s control environment.

The Committee may request reports from the Chief Executive Officer or General Counsel. The Committee may also retain (and determine the funding for) experts to advise or assist it, including outside counsel, search firms or other advisors, and the Company must provide sufficient funding for any such assistance.

V.        SCOPE OF COMMITTEE RESPONSIBILITIES

The scope of Corporate Governance and Nominating Committee responsibilities is as follows:

A.	Board of Directors Candidate Evaluation

•

Determine whether candidates meet the minimum qualifications for election pursuant to the Company’s Charter, Section 1.09 of the Company’s Bylaws and all applicable laws and regulations to which the Company is subject, including the determination whether an existing or proposed Board member meets all standards of independence established by applicable regulatory organizations;

•

Determine whether the background, experience and expertise of any candidate to the Board of Directors is in the long-term interests of stockholders. In its sole discretion, the Committee may consider the current composition of the Board of Directors and its Committees, the number of directors meeting all “independence” standards imposed by applicable regulatory organizations, present and future business activities and plans, the representation of the diverse communities and geographies served by the Company and any other factors the Committee deems appropriate.

B-1

B.	Corporate Governance Compliance

•

Facilitate and coordinate all meetings of independent directors required by all regulatory organizations. The Committee may appoint one or more independent directors as liaisons to non-independent directors, management or stockholders as it deems appropriate;

•	Coordinate and report to the Board of Directors an annual evaluation of the Board’s performance;

•	Review director compensation and recommend any changes to the Board of Directors;

•	Review the suitability of this Charter and the Company’s corporate governance practices and recommend any changes to the Board of Directors;

•	At least annually, assess any emerging legal or regulatory issues that may have a material effect on the Company’s corporate governance policies, practices or reports in the future.

VI.      LEAD DIRECTOR

The Chairperson of the Committee shall serve as the Lead Director of the Board of Directors. The Lead Director will call and preside at all executive sessions or special meetings of the Board’s outside, independent directors and provide feedback to the Chief Executive Officer regarding the same; work with the Chairpersons of the other Committees of the Board to ensure coordinated coverage of Board’s duties and responsibilities; serve as a supplemental point of contact for Board members and stockholders; serve as a liaison between the Board’s outside, independent Directors who are not considered independent under applicable legal standards; coordinate the implementation of this Charter, including the annual Board performance evaluation for herein; and execute such other duties and responsibilities as the Board may establish.

VII.     UNIVERSAL AGENDA ACCESS

Any member of the Board of Directors may place an item on the Agenda for any regular or special meeting of the Board of Directors by notifying the Chief Executive Officer or the Secretary of the same at least three business days before the scheduled date of the meeting.

VIII.   CONCLUSION

The Committee is to serve as an independent and objective party to monitor the Company’s corporate governance practices and facilitate the effective governance of the Company based on its evaluation of the composition and conduct of the Board of Directors.

B-2

BankFinancial Corporation

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IMPORTANT ANNUAL MEETING INFORMATION

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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 1:00 a.m., Central Time, on May 28, 2021.

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Go to **www.envisionreports.com/BFIN** or scan the QR code — login details are located in the shaded bar below.

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Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

BankFinancial Corporation Annual Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR the nominees listed and FOR Proposal 2.

01 - Cassandra J. Francis 02 - Terry R. Wells

☐ **Mark here to vote FOR all nominees** ☐ **Mark here to WITHHOLD vote from all nominees**

☐ **For All EXCEPT** - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right. 01 ☐ 02 ☐

The Board of Directors recommends a vote FOR Proposal 3.

	For	Against	Abstain
3. An advisory, non-binding resolution to approve our executive compensation.	☐	☐	☐

In their discretion, the proxies are authorized to vote on any other business that may properly come before the Annual Meeting or any adjournments or postponements thereof as permitted by law.

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

The undersigned acknowledge(s) receipt from the Company, prior to the execution of this proxy, of a Notice of the Annual Meeting of Stockholders, a Proxy Statement dated April 15, 2021 and the Company's Annual Report on Form 10-K for the year ended December 31, 2020.

Please sign exactly as your name(s) appear(s) on this card. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If shares are held jointly, the signature of any joint holder is required. A proxy executed by a corporation or other legal entity should be signed in its name by an authorized officer.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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▼ **IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

Proxy - BANKFINANCIAL CORPORATION

Proxy for Annual Meeting of Stockholders May 28, 2021

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF BANKFINANCIAL CORPORATION

The person(s) granting this proxy, whose signature(s) appear(s) on the reverse side of this proxy, hereby appoint(s) F. Morgan Gasior, John M. Hausmann, Glen R. Wherfel and Debra R. Zukonik and each of them, with full power of substitution, acting by a majority of those present and voting, or if only one is present and voting, then that one, to act as attorneys and proxies for the person(s) granting this proxy to vote all shares of common stock of BankFinancial Corporation (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company (the "Annual Meeting"), and any adjournments or postponements thereof, with all the powers the undersigned would possess if present.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE DIRECTOR NOMINEES LISTED ON THE REVERSE SIDE OF THIS PROXY, "FOR" THE RATIFICATION OF THE ENGAGEMENT OF RSM US LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY AND "FOR" THE ADVISORY, NON-BINDING RESOLUTION TO APPROVE OUR EXECUTIVE COMPENSATION. THE UNDERSIGNED HEREBY REVOKES ANY PROXY OR PROXIES HERETOFORE GIVEN TO VOTE SUCH SHARES AT SAID MEETING OR AT ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

This proxy continues and must be signed on the reverse side.

Thank you for voting.

C Non-Voting Items

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